                                                                     EXHIBIT 2.1

                AGREEMENT AND PLAN OF REORGANIZATION AND MERGER

                                 by and among

                          SMARTALK TELESERVICES, INC.,

                            SMTK ACQUISITION CORP. II

                                      and

                   CONQUEST TELECOMMUNICATION SERVICES CORP.

                           Dated as of July 30, 1997

                               TABLE OF CONTENTS

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                                                                                     Page
                                                                                     ----

    ARTICLE 1      THE MERGER.......................................................   1
            1.1.   The Merger.......................................................   1
            1.2.   Certificate of Incorporation and Bylaws..........................   2
            1.3.   Directors and Officers...........................................   2

    ARTICLE 2      THE CLOSING......................................................   2
            2.1.   Closing..........................................................   2
            2.2.   Documents to be Delivered........................................   2

    ARTICLE 3      CONVERSION OF SHARES.............................................   3
            3.1.   Conversion of Company Shares.....................................   3
            3.2.   Conversion of Company Stock Options..............................   3
            3.3.   Dissenting Shares................................................   4
            3.4.   Exchange of Certificates.........................................   4

    ARTICLE 4      REPRESENTATIONS AND WARRANTIES OF THE
                   COMPANY..........................................................   6
            4.1.   Corporate Organization and Disclosure............................   6
            4.2.   Capitalization...................................................   7
            4.3.   Subsidiaries, Equity Investments and
                   Joint Ventures...................................................   8
            4.4.   Authority........................................................   8
            4.5.   Compliance with Laws.............................................   9
            4.6.   Licenses.........................................................   9
            4.7.   Financial Statements.............................................  10
            4.8.   Statements True and Correct......................................  10
            4.9.   Absence of Undisclosed Liabilities...............................  11
            4.10.  Absence of Certain Changes.......................................  11
            4.11.  Legal Proceedings, etc...........................................  12
            4.12.  Properties; Title to Assets......................................  12
            4.13.  Employee Benefit Plans...........................................  13
            4.14.  Taxes and Tax Returns............................................  16
            4.15.  Agreements and Commitments.......................................  19
            4.16.  Intellectual Property............................................  20
            4.17.  Change in Control Payments.......................................  20
            4.18.  Customer Relationships...........................................  20
            4.19.  Brokers and Finders..............................................  20
            4.20.  Opinion of Financial Advisor.....................................  20
            4.21.  Alternative Proposal.............................................  21

    ARTICLE 5      REPRESENTATIONS AND WARRANTIES OF
                   SMARTALK.........................................................  21
            5.1.   Organization of SmarTalk and Acquiror............................  21
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                                       i

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            5.2.   Capitalization...................................................  21
            5.3.   Authority........................................................  22
            5.4.   Commission Reports and Financial
                   Statements.......................................................  22
            5.5.   SmarTalk Common Stock............................................  23
            5.6.   Statements True and Correct......................................  23
            5.7.   Brokers and Finders..............................................  24
            5.8.   Operations of Acquiror...........................................  24
            5.9.   Recommendation to Shareholders...................................  24

    ARTICLE 6      COVENANTS........................................................  24
            6.1.   Access to Properties and Records;
                   Confidentiality..................................................  24
            6.2.   Reasonable Efforts...............................................  26
            6.3.   Conduct of the Company Prior to the
                   Closing..........................................................  26
            6.4.   Alternative Proposals............................................  28
            6.5.   Consents.........................................................  29
            6.6.   Intercompany Accounts............................................  29
            6.7.   Registration Statement/Proxy Statement...........................  29
            6.8.   Interim Operating Reporting......................................  29
            6.9.   Notice; Efforts to Remedy........................................  30
            6.10.  Tax Covenants....................................................  30
            6.11.  Applications.....................................................  31
            6.12.  Affiliate Letters................................................  31
            6.13.  Recommendation to Stockholders...................................  31
            6.14.  Indemnification of Directors and
                   Officers.........................................................  31
            6.15   Conduct of SmarTalk Prior to the
                   Closing..........................................................  32

    ARTICLE 7      CONDITIONS TO THE OBLIGATIONS OF
                   SMARTALK.........................................................  33
            7.1.   Representations and Warranties True..............................  33
            7.2.   Performance of Obligations.......................................  33
            7.3.   Stockholder Approval.............................................  33
            7.4.   Consents.........................................................  33
            7.5.   Legal Opinion....................................................  33
            7.6.   Absence of Litigation, etc.......................................  34
            7.7.   Adverse Changes..................................................  34
            7.8.   Delivery of Certain Documents....................................  34
            7.9.   FIRPTA Certificate...............................................  34
            7.10.  Net Debt.........................................................  34
            7.11.  No Payment Outside of Ordinary Course............................  34
            7.12.  Registration Statement...........................................  35
            7.13.  Dissenters.......................................................  35
            7.14.  Regulatory Matters...............................................  35

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                                      ii

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    ARTICLE 8      CONDITIONS TO THE OBLIGATIONS OF THE COMPANY.....................  35
            8.1.   Representations and Warranties True..............................  35
            8.2.   Performance of Obligations.......................................  36
            8.3.   Stockholder Approval.............................................  36
            8.4.   Consents.........................................................  36
            8.5.   Absence of Litigation, etc.......................................  36
            8.6.   Registration Statement...........................................  36
            8.7.   Adverse Changes..................................................  37
            8.8.   Legal Opinion....................................................  37
            8.9.   Nasdaq Authorization.............................................  37

    ARTICLE 9      CERTAIN ACTIVITIES AT CLOSING....................................  37
            9.1.   Delivery by the Company..........................................  37
            9.2.   Delivery by SmarTalk.............................................  37

    ARTICLE 10     TERMINATION......................................................  38
            10.1.  Termination by Mutual Consent....................................  38
            10.2.  Termination by Either SmarTalk or the
                   Company..........................................................  38
            10.3.  Termination by the Company.......................................  39
            10.4.  Termination by SmarTalk..........................................  39
            10.5.  Effect of Termination and Abandonment............................  39
            10.6.  Extension, Waiver................................................  40

    ARTICLE 11     MISCELLANEOUS....................................................  40
            11.1.  Expenses.........................................................  40
            11.2.  Schedules........................................................  40
            11.3.  Headings.........................................................  41
            11.4.  Notices..........................................................  41
            11.5.  Assignment.......................................................  42
            11.6.  Complete Agreement...............................................  42
            11.7.  Modifications, Amendments and Waivers............................  42
            11.8.  Counterparts.....................................................  42
            11.9.  Governing Law....................................................  42
            11.10. Press Releases.................................................... 42
            11.11. Time of Essence................................................... 43
            11.12. Invalidity of Any Provisions...................................... 43
            11.13. Third Parties..................................................... 43
            11.14. Interpretation.................................................... 43
            11.15. Gender, etc....................................................... 43
            11.16. Survival; Limitations............................................. 43

                AGREEMENT AND PLAN OF REORGANIZATION AND MERGER

     THIS AGREEMENT AND PLAN OF REORGANIZATION AND MERGER, dated as of July 30, 1997 (the "Agreement"), is by and among SmarTalk TeleServices, Inc., a
           ---------
California corporation ("SmarTalk"), SMTK Acquisition Corp. II, a Delaware
                         --------
corporation and a wholly-owned subsidiary of SmarTalk ("Acquiror"), and ConQuest
                                                        --------
Telecommunication Services Corp., a Delaware corporation (the "Company").
                                                               -------

                                    RECITALS
                                    --------

     WHEREAS, the Boards of Directors of SmarTalk, Acquiror and the Company each have approved, and deem it advisable and in the best interests of their respective companies and stockholders to consummate the reorganization and merger provided for herein, pursuant to which Acquiror shall merge with and into the Company (the "Merger") in accordance with the terms of this Agreement, and
                  ------
accordingly have agreed to effect the Merger upon the terms and subject to the conditions set forth herein;

     WHEREAS, it is the intention of the parties hereto that the Merger for federal income tax purposes shall qualify as a "reorganization" within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"); and
-----

     WHEREAS, SmarTalk, Acquiror and the Company desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated by this Agreement;

     NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties to this Agreement hereby agree as follows:

                                   ARTICLE 1

                                   THE MERGER

     1.1.  The Merger.  The Merger shall become effective (the "Effective Time")
           ----------                                           --------------
upon the filing of a certificate of merger with the Delaware Secretary of State in accordance with the provisions of the Delaware General Corporation Law (the "DGCL"). At the Effective Time, Acquiror shall be merged with and into the
-----
Company with the Company being the surviving corporation (the "Surviving
                                                               ---------
Corporation"), pursuant to the provisions of, and with the effect provided in,
-----------
the DGCL.  The separate corporate existence of Acquiror shall thereupon cease.

     1.2.  Certificate of Incorporation and Bylaws.  (a)  The Certificate of
           ---------------------------------------
Incorporation of Acquiror as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation immediately after the Effective Time.

     (b) The Bylaws of Acquiror as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation immediately after the Effective Time.

     1.3.  Directors and Officers.  (a)  The directors of Acquiror immediately
           ----------------------
prior to the Effective Time shall be the directors of the Surviving Corporation as of the Effective Time and until their successors are duly appointed or elected in accordance with applicable law.

     (b) The officers of Acquiror immediately prior to the Effective Time shall be the officers of the Surviving Corporation as of the Effective Time until their successors are duly appointed or elected in accordance with applicable law.

                                   ARTICLE 2

                                  THE CLOSING

     2.1.  Closing.  The closing of the transactions contemplated hereby (the
           -------
"Closing") shall take place on the second business day following satisfaction or
--------
waiver of the conditions set forth in Articles 7 and 8 hereof, or as soon as practicable thereafter (the "Closing Date"), at the offices of Dewey Ballantine,
                             ------------
333 South Hope Street, Los Angeles, California 90071, or at such other time or place as agreed among the parties hereto. At the Closing there shall be delivered to SmarTalk and the Company the opinions, certificates and other documents and instruments required to be delivered hereunder.

     2.2.  Documents to be Delivered.  From and after the Effective Time, each
           -------------------------
of the parties hereto hereby covenants and agrees, at the sole expense of the Surviving Corporation and SmarTalk but without the necessity of any further consideration whatsoever, to execute, acknowledge and deliver any and all other documents and instruments and take any and all such other action as may be reasonably necessary or desirable to effectuate the transactions set forth herein or contemplated hereby, and the officers and directors of the parties hereto shall execute and deliver, or cause to be executed and delivered, all such documents as may reasonably be required to effectuate such transactions.

                                   ARTICLE 3

                              CONVERSION OF SHARES

          3.1.  Conversion of Company Shares.  (a)  At the Effective Time, each
                ----------------------------
share of common stock, par value $.001 per share, of the Company (the "Company
                                                                       -------
Shares"), which is held in the treasury of the Company shall, by virtue of the
------
Merger, be canceled and retired and cease to exist without any conversion thereof. All other classes of the Company's stock held in treasury shall also be canceled.

          (b) At the Effective Time, each Company Share issued and outstanding immediately prior to the Effective Time shall be converted into and represent the right to receive (the "Merger Consideration") 7.63 shares of common stock,
                           --------------------
no par value, of SmarTalk (the "SmarTalk Common Stock") (other than Dissenting
                                ---------------------
Shares (as hereinafter defined) in respect of which appraisal rights are properly exercised and perfected under Section 262 of the DGCL).

          (c) At the Effective Time, each share of the common stock, par value $.001 per share, of Acquiror outstanding immediately prior to the Effective Time shall be converted into and shall become one share of common stock, par value $.001 per share, of the Surviving Corporation.

          (d) If SmarTalk effects a stock dividend, reclassification, recapitalization, stock split, combination, exchange of shares or similar transaction after the date hereof and prior to the Effective Time, the provisions of this Section 3.1 shall be appropriately adjusted.

          (e) As a result of the Merger and without any action on the part of the holder thereof, at the Effective Time all Company Shares shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of Company Shares shall thereafter cease to have any rights with respect to such Company Shares, except the right to receive, without interest, such holder's pro rata portion of the Merger Consideration upon the surrender of a certificate representing such Company Shares (a "Certificate").
                                                 -----------

          (f) No fractional shares of SmarTalk Common Stock shall be issued pursuant hereto. In lieu of the issuance of any fractional share of SmarTalk Common Stock pursuant to this Section 3.1, cash adjustments will be paid to holders in respect of any fractional share of SmarTalk Common Stock that would otherwise be issuable. The amount of such cash adjustment shall be equal to such fractional proportion of the Merger Consideration.

          3.2.  Conversion of Company Stock Options.  At the Effective Time, all
                -----------------------------------
outstanding options and other rights to acquire shares granted to employees under any stock option or purchase plan, program or similar arrangement (each, as amended, an "Option Plan" and, such options and other rights, "Stock
                -----------                                       -----
Options") of the Company, and with respect to employees and non-employees, all outstanding warrants to purchase Company Shares (the

"Warrants"), whether or not such Stock Options or Warrants are then exercisable
---------
or vested, will be assumed by SmarTalk and converted into warrants or options to purchase SmarTalk Common Stock from SmarTalk and shall be exercisable upon the same terms and conditions as under the applicable Warrant or Option Plan and option agreement issued thereunder, except that (i) each such Stock Option or Warrant shall be exercisable for that whole number of shares of SmarTalk Common Stock (to the nearest share) into which the number of Company Shares subject to such Stock Option or Warrant immediately prior to the Effective Time (the "Company Option Shares" or "Company Warrant Shares", respectively) would be
 ---------------------      ----------------------
converted under Section 3.1 (the "SmarTalk Option Shares" or "SmarTalk Warrant
                                  ----------------------      ----------------
Shares", respectively), and (ii) the exercise price per share of SmarTalk Common
------
Stock shall be an amount equal to the product of (A) the exercise price per Company Share of such Stock Option or Warrant in effect immediately prior to the Effective Time and (B) a fraction the numerator of which is the number of Company Option Shares or Company Warrant Shares, as the case may be, and the denominator of which is the number of SmarTalk Option Shares or SmarTalk Warrant Shares, as the case may be. No payment shall be made for fractional interests.

          3.3.  Dissenting Shares.  Notwithstanding anything in this Agreement
                -----------------
to the contrary, Company Shares that are issued and outstanding immediately prior to the Effective Time and which are held by stockholders who have properly exercised appraisal rights with respect thereto under Section 262 of the DGCL (the "Dissenting Shares") shall not be converted into or represent the right to
      -----------------
receive the Merger Consideration as provided in Section 3.1, but the holders of Dissenting Shares shall be entitled to receive such payment of the appraised value of such Company Shares held by them from the Surviving Corporation (or the Exchange Agent (as hereinafter defined), if applicable) as shall be determined pursuant to Section 262 of the DGCL; provided, however, that if any such holder shall have failed to perfect or shall withdraw or lose the right to appraisal and payment under the DGCL, each such holder's Company's Shares shall thereupon be deemed to have been converted as of the Effective Time into the right to receive the Merger Consideration as provided in Section 3.1, without any interest thereon and less any required withholding of taxes, upon surrender of the Certificate(s) representing such Company Shares, in the manner provided in
Section 3.4 and such Company Shares shall no longer be Dissenting Shares.

          3.4.  Exchange of Certificates.  (a)  As of the Effective Time,
                ------------------------
SmarTalk shall deposit, or shall cause to be deposited, with an exchange agent mutually selected by SmarTalk and the Company (the "Exchange Agent"), for the
                                                    --------------
benefit of the holders of Company Shares, for exchange in accordance with this
Article 3, a sufficient number of certificates representing the shares of SmarTalk Common Stock and cash in lieu of fractional shares (such cash and certificates for shares of SmarTalk Common Stock, together with any dividends or distributions with respect thereto (relating to record dates for such dividends or distributions after the Effective Time), being hereinafter referred to as the "Exchange Fund") to be issued pursuant to this Article 3 and paid pursuant to
 -------------
this Section 3.4 in exchange for outstanding Company Shares.

          (b) Promptly after the Effective Time, SmarTalk shall cause the Exchange Agent to mail to each holder of record of Company Shares immediately prior to the Effective Time (i) a letter of transmittal substantially in the form of Exhibit A hereto and (ii) instructions for use in effecting the
        ---------
surrender of such Certificates in exchange for certificates representing shares of SmarTalk Common Stock and cash in lieu of fractional shares. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the holder of Company Shares represented by such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole shares of SmarTalk Common Stock and (y) a check representing the amount of cash in lieu of fractional shares, if any, and unpaid dividends and distributions, if any, which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Article 3, after giving effect to any required withholding tax. No interest will be paid or accrued on the cash in lieu of fractional shares and unpaid dividends and distributions, if any, payable to holders of Company Shares. In the event of a transfer of ownership of Company Shares which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of SmarTalk Common Stock, together with a check for the cash to be paid in lieu of fractional shares, may be issued to such a transferee if the Certificate representing such Company Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

          (c) Notwithstanding any other provisions of this Agreement, no dividends or other distributions declared after the Effective Time on SmarTalk Common Stock shall be paid with respect to any shares represented by a Certificate until such Certificate is surrendered for exchange as provided herein. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of SmarTalk Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of SmarTalk Common Stock and not paid, less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of SmarTalk Common Stock, less the amount of any withholding taxes which may be required thereon.

          (d) At and after the Effective Time, there shall be no transfers on the stock transfer books of the Company of the Company Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to SmarTalk, they shall be canceled and exchanged for certificates for shares of SmarTalk Common Stock and cash in lieu of fractional shares, if any, deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Article 3. Certificates surrendered for exchange by any person constituting an "affiliate" of the

Company for purposes of Rule 145(c) under the Securities Act of 1933, as amended (the "Securities Act"), shall not be exchanged until SmarTalk has received a
      --------------
written agreement from such person as provided in Section 6.12.

          (e) Any portion of the Exchange Fund (including the proceeds of any investments thereof and any shares of SmarTalk Common Stock) that remains unclaimed by the former stockholders of the Company one year after the Effective Time shall be delivered to SmarTalk. Any former stockholder of the Company who has not theretofore complied with this Article 3 shall thereafter look only to SmarTalk for payment of their shares of SmarTalk Common Stock, cash in lieu of fractional shares and unpaid dividends and distributions on the SmarTalk Common Stock deliverable in respect of each Company Share such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon.

          (f) None of the Company, SmarTalk, Acquiror, the Exchange Agent or any other person shall be liable to any former holder of Company Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

          (g) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by SmarTalk, the posting by such person of a bond in such reasonable amount as SmarTalk may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of SmarTalk Common Stock, cash in lieu of fractional shares and unpaid dividends and distributions on shares of SmarTalk Common Stock as provided in this Section 3.4, deliverable in respect thereof pursuant to this Agreement.

                                   ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

          The Company hereby represents and warrants to SmarTalk as follows:

          4.1.  Corporate Organization and Disclosure.  (a)  Each of the Company
                -------------------------------------
and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation with all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of the Company and its subsidiaries is qualified to do business and is in good standing in each jurisdiction (domestic, foreign or otherwise) in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary (except for jurisdictions in which such failure to be so qualified would not be reasonably likely to have a Material Adverse Effect (as hereinafter defined) on the Company and its subsidiaries taken as a whole). Schedule 4.1(a) contains a
                                                    ---------------
list of all jurisdictions where the Company and each of it subsidiaries are qualified to do business as foreign corporations. Neither the Company nor any of its subsidiaries has received any written notice or assertion from the Secretary of State or comparable official of any jurisdiction to the effect that the Company or any of its subsidiaries is required to be qualified or otherwise authorized to do business therein, in which the Company or any of its subsidiaries has not qualified or obtained such authorization as a foreign corporation. As used in this Agreement, a "Material Adverse Effect" shall mean
                                           -----------------------
any effect or change that is, or is reasonably likely to be, materially adverse to the business, operations, assets, financial condition or results of operations.

          (b) Complete copies of the certificates of incorporation and all amendments thereto to the date hereof and the bylaws as presently in effect of the Company and each of its subsidiaries have been furnished to SmarTalk. Neither the Company nor any of its subsidiaries is in default in the performance, observation or fulfillment of its certificate of incorporation or bylaws.

          (c) Copies of the minute books of the Company and its subsidiaries, which contain a complete and correct summary in all material respects of all meetings of the boards of directors of the Company and its subsidiaries and committees thereof and all meetings of their respective stockholders and all actions by written consent without a meeting by such boards of directors and committees thereof and their respective stockholders since the date of incorporation, have been furnished to SmarTalk. The stock certificate books and records of the Company and its subsidiaries accurately reflect on the date hereof the record ownership of the Company Shares and the capital stock of the Company's subsidiaries by the persons and in the amounts set forth therein.

          4.2.  Capitalization.  (a)  As of July 15, 1997, (i) the authorized
                --------------
capital stock of the Company consists solely of 50,000,000 Company Shares, of which 588,152 are issued and outstanding, and 4,000,000 shares of preferred stock, $.001 par value per share, of the Company, none of which are issued and outstanding, and since such date no shares have been issued other than upon exercise of the Stock Options or Warrants listed on Schedule 4.2 (a) as set
                                                    ----------------
forth below, and (ii) the subscriptions, options, warrants, calls, rights, contracts, commitments, understandings, restrictions or arrangements to which the Company is a party relating to the issuance, sale, transfer or voting of any Company Shares or any other equity security of the Company and the average exercise price thereof is as set forth on Schedule 4.2(a). All outstanding
                                          ---------------
Company Shares have been validly issued and are fully paid, non-assessable and are not subject to any preemptive rights. The issuance and sale of all of such Company Shares have been in full compliance with all applicable federal and state securities laws. Except as set forth in clause (ii) above and on Schedule
                                                                        --------
4.2(a), there are no subscriptions, options, warrants, calls, rights, contracts,
------
commitments, understandings, restrictions or arrangements to which the Company is a party relating to the issuance, sale, transfer or voting of any Company Shares or any other equity security of the Company, including any rights of conversion or exchange under any outstanding securities or other instruments. Except as set forth on Schedule 4.2(a), there are no
voting rights or other                       ---------------

agreements or understandings with respect to the Company Shares to which the Company is a party.

          (b) The authorized capital stock of ConQuest Operator Services Corp. consists solely of 10,000 shares of common stock, no par value (the "ConQuest
                                                                     --------
Operator Services Corp. Common Stock"), of which 4,650 are issued and
------------------------------------
outstanding. All outstanding shares of ConQuest Operator Services Corp. Common Stock have been validly issued and are fully paid, non-assessable and are not subject to any preemptive rights.

          (c) The authorized capital stock of ConQuest Long Distance Corp. consists solely of 10,000 shares of common stock, no par value (the "ConQuest
                                                                     --------
Long Distance Corp. Common Stock"), of which 4,500 are issued and outstanding.
--------------------------------
All outstanding shares of ConQuest Long Distance Corp. Common Stock have been validly issued and are fully paid, non-assessable and are not subject to any preemptive rights.

          (d) The authorized capital stock of ConQuest Communications Corp. consists solely of 10,000 shares of common stock, no par value (the "ConQuest
                                                                     --------
Communications Corp. Common Stock"), of which 4,500 are issued and outstanding.
---------------------------------
All outstanding shares of ConQuest Communications Corp. Common Stock have been validly issued and are fully paid, non-assessable and are not subject to any preemptive rights.

          (e) The Company owns, directly or indirectly, all of the outstanding shares of or other interests in each of its subsidiaries, which subsidiaries are described in this Section 4.2.

          4.3.  Subsidiaries, Equity Investments and Joint Ventures.  Except as
                ---------------------------------------------------
set forth on Schedule 4.3, the Company does not own any capital stock or other
             ------------
equity securities of any corporation, has no direct or indirect equity or ownership interest in, by way of stock ownership or otherwise, any corporation, partnership, joint venture, association or business enterprise and is not contemplating acquiring any such interest.

          4.4.  Authority.  (a)  The execution, delivery and performance of this
                ---------
Agreement and the consummation of the transactions contemplated hereby by the Company have been duly authorized by all requisite corporate action, subject to approval of this Agreement and such transactions by the stockholders of the Company. Except for such shareholder approval, no other acts or proceedings on the part of the Company are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and (assuming due authorization, execution and delivery by SmarTalk and Acquiror) is the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights in general, or by general principles of equity.

          (b)  Except as set forth on Schedule 4.4(b), neither the execution and
                                      ---------------
delivery by the Company of this Agreement nor the consummation of the transactions contemplated hereby nor compliance with any of the provisions hereof will (i) conflict with or result in a breach of any provision of the Certificate of Incorporation or Bylaws of the Company, (ii) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any encumbrance upon any of the properties of the Company or result in being declared void, voidable, without further binding effect or subject to amendment or modification any of the terms, conditions or provision of, any note, bond, mortgage, indenture, deed of trust, any license, franchise, permit, lease, contract, agreement or other instrument or commitment or obligation to which the Company, or any of its respective properties may be bound or affected, (iii) violate any order, writ, injunction, decree, judgment, ruling, law, rule or regulation of any court or governmental authority, federal, state or foreign, applicable to the Company or any of its properties, or (iv) except for (A) the approval of the Merger by the stockholders of the Company and (B) the filing and recordation of the Certificate of Merger as required by the DGCL, require any consent, approval or authorization of, or notice to, or declaration, filing or registration with, any person or entity (other than the consents referred to in Schedule 4.15(b)) except, in the case of clauses (ii), (iii) and (iv) above, as could not have a Material Adverse Effect on the Company and its subsidiaries taken as a whole or as would not have a material adverse effect on the ability of the Company to consummate the transactions contemplated hereby.

          4.5.  Compliance with Laws.  Each of the Company and its subsidiaries,
                --------------------
directly or indirectly through actions of their respective officers, directors, employees, consultants and agents (collectively, the "Personnel"), has complied
                                                      ---------
in all material respects with all applicable statutes, regulations, rules, orders, ordinances, judgments, decrees, permits, franchises, licenses and other laws of the United States of America, all state, local and foreign governments and other governmental bodies, authorities, courts and agencies of any of the foregoing ("Governmental Authority") applicable to the Company and its
            ----------------------
subsidiaries, except where the failure to comply would not have a Material Adverse Effect on the Company and its subsidiaries taken as a whole. Except as set forth on Schedule 4.5, neither the Company nor any of its subsidiaries has
             ------------
received any written notice or other written communication to the effect that, or otherwise been advised that, any of them is not in compliance with any of such statutes, regulations, rules, orders, ordinances, other laws or similar undertakings, and the Company has no reason to anticipate that any presently existing circumstances are likely to result in any material violations of any such statutes, regulations, rules, orders, ordinances, other laws or similar undertakings.

          4.6.  Licenses.  Each of the Company and its subsidiaries has all
                --------
material consents, permits, franchises, licenses, concessions, rights, authorizations and approvals

(collectively, "Licenses") of Governmental Authorities and other persons or
                --------
entities required in connection with the operation of its respective businesses as now being conducted, all of which are in full force and effect, not subject to any default and no suspension or cancellation of any of which is threatened.

          4.7.  Financial Statements.  Set forth on Schedule 4.7(a) are true,
                --------------------                ---------------
correct and complete copies of the audited financial statements of the Company and its subsidiaries meeting the requirements of Section 3-05 of Regulation S-X promulgated by the Securities and Exchange Commission (the "Commission") for
                                                            ----------
each of the three years ending December 31, 1994, 1995 and 1996.  Set forth on

Schedule 4.7(b) are true, correct and complete copies of the monthly financial
---------------
statements of the Company and its subsidiaries (consisting of a balance sheet, statement of income and statement of cash flow) for each of the five months ended May 31, 1997. (All of the financial statements referred to above in this
Section 4.7 are hereinafter collectively referred to as the "Company Financial
                                                             -----------------
Statements").  The Company Financial Statements have been prepared from and are
----------
in accordance with the books and records of the Company, and the Company Financial Statements fairly present in all material respects the financial position, results of operations and changes in financial position of the Company as of the dates and for the periods indicated (subject, in the case of any unaudited interim statements, to normal, recurring year-end audit adjustments), in each case in accordance with United States generally accepted accounting principles ("GAAP").
             ----

          4.8.  Statements True and Correct.  None of the information supplied
                ---------------------------
or to be supplied in writing by or on behalf of the Company for inclusion in the registration statement on Form S-4 or other appropriate form, or any amendments or supplements thereto, to be filed with the Commission by SmarTalk in connection with the transactions contemplated by this Agreement (the "Registration Statement") or the proxy statement to be used by the Company and
-----------------------
SmarTalk to solicit the approval of their respective shareholders as contemplated by this Agreement (the "Proxy Statement") or any other document to
                                     ---------------
be filed with any governmental agency or regulatory authority in connection with the transactions contemplated hereby will, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the date it is mailed to shareholders of the Company and, if applicable, SmarTalk and at the time of the Company stockholders' meeting (the "Company Stockholders' Meeting") and, if
                                    -----------------------------
applicable, at the time of the SmarTalk shareholders' meeting (the "SmarTalk
                                                                    --------
Shareholders' Meeting"), contain any untrue statement of a material fact, or
---------------------
omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Registration Statement, when it becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading. The Company represents, warrants and agrees that through the Effective Time, each of the reports, registrations, statements, applications and other filings filed by it with any governmental agency or regulatory authority will be filed on a timely basis, will comply in all material respects with all of the applicable statutes, rules and regulations enforced or promulgated by the governmental agency or regulatory authority with which it will be filed and that the information contained therein will be true and correct in all material respects. The representations and warranties made by the Company herein contain no statements of material fact which are untrue or misleading, or omit to state any material fact which is necessary under the circumstances to prevent the statements contained herein from being misleading.

          4.9.  Absence of Undisclosed Liabilities.  Except (i) as and to the
                ----------------------------------
extent specifically reserved against (which reserves are adequate in amount) and specifically disclosed in the Company's audited balance sheet as of December 31, 1996, and in the notes to such balance sheet for the period then ended, (ii) liabilities and obligations which have been incurred since December 31, 1996, in the ordinary course of business consistent with past practice (which, if involving an affiliate of the Company or any of its subsidiaries, or any of their respective officers, directors or shareholders, were as a result of arm's length negotiations), which liabilities and obligations, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect on the Company taken as a whole and (iii) liabilities and obligations specifically disclosed on Schedule 4.9, neither the Company nor any of its subsidiaries have
             ------------
material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise and whether due or to become due) of a type and amount required to be reflected on a balance sheet prepared in accordance with GAAP.

          4.10.  Absence of Certain Changes.  Except as set forth on Schedule
                 --------------------------                          --------
4.10, since December 31, 1996, there has not been any change in or effect on the
----
business, earnings, assets, liabilities, financial or other condition or results of operations of the Company or any subsidiary of the Company that had a Material Adverse Effect on the Company or any subsidiary of the Company, as the case may be, and no fact or condition exists or is reasonably contemplated or threatened in writing which the Company believes has a reasonable likelihood of resulting in any change in or effect on the business, earnings, assets, liabilities, financial or other condition, or results of operations of the Company that will have a Material Adverse Effect on the Company. Without limiting the generality of the foregoing, except as set forth on Schedule 4.10,
                                                                 -------------
since December 31, 1996, there has not been, occurred or arisen with respect to the Company any: (a) amendment of its Certificate of Incorporation or Bylaws;
(b) change in the number of shares of capital stock issued and outstanding or issuance of any warrants, options or other securities convertible or exercisable into shares of capital stock; (c) declaration, setting aside, payment or distribution with respect to, or any split, combination or reclassification of, shares of capital stock declared or made by the Company or any subsidiary; (d) increase in the compensation or severance pay payable or to become payable by the Company to any Personnel earning annual compensation of $60,000 or more, or any increase of general applicability in the compensation or severance pay payable to Personnel, or employee welfare, pension, retirement, profit-sharing or similar payment or arrangement made or agreed to by the Company for any present or former Personnel (except as may be required by applicable law); (e) significant labor trouble or any material controversy or unsettled grievance pending or threatened between the Company or its subsidiaries and any Personnel or a collective bargaining organization representing or seeking to represent Personnel; (f) material encumbrance of any asset, tangible or intangible; (g) transfer, lease, guarantee, mortgage, pledge, disposal, sale, assignment or transfer of any material asset, tangible or intangible, or any conducting of business, in each case, other than in the ordinary course of business consistent with past practice; (h) settlement or compromise of any material claims or litigations or waiver, release or assignment of any material rights with respect to the business of the Company or its subsidiaries whether or not in the ordinary course of business; (i) cancellation, termination or entering into of, or material modification to, any Contract (as defined in Section 4.15); (j) material liability or loss incurred with respect to any of the assets or the operations of the business of the Company taken as a whole, except liabilities incurred in the ordinary course of business consistent with past practice; (k) any capital expenditure or authorization of any capital expenditure, acquisition of assets or execution of any lease, or any incurring of liability therefor, requiring any payment or payments in excess of $100,000 in the aggregate; (l) borrowing or lending of money, issuing of debt securities or pledging the credit of the business of the Company or guaranteeing of any indebtedness of others by the Company or its subsidiaries other than pursuant to the Loan and Security Agreement, dated as of September 1, 1993, as amended, by and between the Company, ConQuest Long Distance Corp., ConQuest Operator Services Corp., ConQuest Communications Corp. and The Huntington National Bank;
(m) failure to operate the business of each of the Company or its subsidiaries in the ordinary course so as to preserve their businesses intact, to keep available to the Company, its affiliates and subsidiaries the services of the Personnel, and to preserve for the Company, its affiliates and subsidiaries the goodwill of their respective suppliers, customers and others having business relations with them; (n) change in accounting practice of the Company, except as required by GAAP; (o) material cancellations by any supplier, customer or contractor; (p) any material election with respect to Taxes; or (q) any agreement, arrangement or understanding to do any of the foregoing.

          4.11.  Legal Proceedings, etc.  Except as set forth on Schedule 4.11,
                 -----------------------                         -------------
there is neither (a) any civil, criminal, arbitral or administrative action, suit, claim, hearing, investigation or proceeding pending or threatened against
(i) the Company or any of its subsidiaries, (ii) Personnel in reference to actions taken by them in such capacities or (iii) the transactions contemplated by this Agreement, nor (b) any valid basis known to the Company for any such litigation, proceeding or investigation, which, with respect to either clause
(a) or (b) above, if adversely determined is reasonably likely to have a Material Adverse Effect on the Company or its subsidiaries or adversely affect the ability of the Company to consummate the transactions contemplated hereby. There are no judgments, decrees, injunctions, rules or orders of any court or governmental department or agency outstanding against the Company.

          4.12.  Properties; Title to Assets.  (a)  A list of all leases and
                 ---------------------------
subleases of real property to which the Company or any of its subsidiaries is a party and any other interests of the Company or any of its subsidiaries in real property is set forth on Schedule 4.12(a) hereto. The Company does not own or
                         ----------------
hold title to any real property.

          (b)  Except as set forth on Schedule 4.12(b), each of the Company and
                                      ----------------
its subsidiaries has good and marketable title, free and clear of all liens and other encumbrances, to all of its Assets (as hereinafter defined) other than Permitted Liens (as hereinafter defined). The Assets of the Company and its subsidiaries include all Assets required to operate the businesses of the Company and its subsidiaries as presently conducted. All tangible properties used in the businesses of the Company and its subsidiaries are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with the Company's or any of its subsidiaries' past practices. As used in this Agreement, "Assets" shall mean all of the assets, properties,
                         ------
business and rights of the Company and its subsidiaries of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in the Company's or any of its subsidiaries' business, directly or indirectly, in whole or in part, whether or not carried on the books and records of the Company and its subsidiaries, and whether or not owned in the name of the Company or any affiliate or subsidiary of the Company wherever located. As used in this Agreement, "Permitted Liens" shall mean (i) liens and other encumbrances for
            ---------------
current taxes not yet due and payable or being contested in good faith by appropriate proceedings, (ii) liens and other encumbrances placed on any leasehold interest by the lessor thereof (iii) liens and other encumbrances (other than liens and other encumbrances resulting from the Company's failure to pay or perform an obligation when due) arising as a matter of law in the ordinary course of business and (iv) those liens and other encumbrances identified on Schedule 4.12(b) or in the Company Financial Statements.
              ----------------

          4.13.  Employee Benefit Plans.  (a)  A list of all Company Employee
                 ----------------------
Plans (as hereinafter defined) is set forth in Schedule 4.13(a).  The Company
                                               ----------------
has delivered or made available to Acquiror true and complete copies of the following documents, as they may have been amended to the date hereof, embodying or relating to Company Employee Plans: Each of the Company Employee Plans, including all amendments thereto, any related trust agreements, insurance policies or any funding agreements; the most recent determination letter from the IRS (as defined below) with respect to each of the Company Employee Plans; the actuarial evaluation, if any, for the most recent plan year prepared for each of the Company Employee Plans; and the most recent annual return/report on IRS Forms 5500, 5500-C or 5500-R for each of the Company Employee Plans for which such report was prepared.

     (b)  Except as otherwise disclosed on Schedule 4.13(b):

          (i) Each of the Company Employee Plans has been administered in substantial compliance with any applicable requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code.
                                                     -----
There is no material pending or, to the knowledge of the Company, threatened litigation relating to the Company Employee Plans.

          (ii) Each of the Company Employee Plans for which the Company has claimed a deduction under Code Section 404, as if such Company Employee Plan were qualified under Code Section 401(a), has received a favorable determination letter from the

IRS as to the tax qualification of such Company Employee Plan with respect to "TRA" (as defined in Section 1 of Rev. Proc. 93-39), and to the knowledge of the Company such favorable determination has not been modified, revoked or limited by failure to satisfy any condition thereof or by a subsequent amendment to, or failure to amend, such Company Employee Plan.

          (iii) Neither the Company nor any other "disqualified person" or "party in interest" (as defined in Code Section 4975 and Section 3(14) of ERISA, respectively) with respect to an Company Employee Plan has engaged in any "prohibited transaction" (as defined in Code Section 4975 or Sections 406 or 407 of ERISA) that could reasonably be expected to subject the Company to any material tax, penalty or liability under Code Section 4975 or Title I of ERISA.

          (iv) No Company Employee Plan is a "multiple employer plan" within the meaning of Code Section 413 or a "multiemployer plan" within the meaning of
Section 3(37) of ERISA and the Company has not contributed to a multiemployer plan at any time on or after September 26, 1980.

          (v) No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by the Company or any of its subsidiaries that has not been satisfied with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a) (15) of ERISA, currently or formerly maintained by either of them, or the single-employer plan maintained by any entity which is considered one employer with the Company or any of its subsidiaries under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate") during the period of such affiliation, other than with respect to PBGC premiums substantially all of which have been paid when due. No notice of a "reportable event", within the meaning of Section 4043 of ERISA, for which the 30-day reporting requirement has not been waived, has been required to be filed for any Company Employee Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof or will be required to be filed in connection with the transactions contemplated by this Agreement.

          (vi) All contributions required to be made under the terms of any Company Employee Plan have been timely made or have been reflected on the balance sheets or statements of condition contained or incorporated by reference in the reports of the Company, to the extent required by GAAP. Neither any Company Employee Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of
Section 412 of the Code or Section 302 of ERISA and no ERISA Affiliate has an outstanding funding waiver. Neither the Company nor any of its subsidiaries has provided, or is required to provide, security to any Company Employee Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

          (vii) Under each Company Employee Plan which is a single-employer plan (as defined above), as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such Plan, and there has been no material change in the financial condition of such Plan since the last day of the most recent plan year.

          (viii) Continuation health care coverage requirements and notice requirements under Code Section 4980B and Sections 601 through 608 of ERISA have been satisfied in all material respects with respect to all current or prior employees of the Company or any of its subsidiaries and any "qualified beneficiary" of any such employees (within the meaning of Code Section 4980B(g)).

          (ix)  No Company Employee Plan provides for retiree medical benefits.

          (x) Except as is specifically contemplated by this Agreement, the consummation of the transactions contemplated by this Agreement will not (x) entitle any Employees of the Company or any of its subsidiaries to severance pay, (y) accelerate the time of payment or vesting or trigger any payment of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Company Employee Plans or (z) result in any breach or violation of, or a default under, any of the Company Employee Plans.

     (c)  For purposes hereof, the term "Company Employee Plan" means any
                                         ---------------------
"employee benefit plan" (as defined in Section 3(3) of ERISA) as well as any other written or formal plan or contract involving direct or indirect compensation under which the Company or any of its subsidiaries has any present or future obligations or liability on behalf of its respective employees or former employees or their dependents or beneficiaries, including, but not limited to, each retirement, employee stock ownership, cash or deferred, each other deferred or incentive compensation, bonus, stock options, employee stock purchase, "phantom" stock or stock appreciation rights plan, each other program providing payment or reimbursement for or of medical, dental or visual care, counselling, or vacation, sick, disability or severance pay and each other material "fringe benefit" plan or arrangement.

     (d) The names and current annual rates of compensation of all Personnel whose current aggregate annual rates of compensation are $60,000 or more, together with a summary (containing estimates to the extent necessary) of existing bonuses, additional incentive compensation (whether current or deferred), if any, paid or payable to such persons as of June 30, 1997, are set forth on Schedule 4.13(d).
         ----------------

      4.14.  Taxes and Tax Returns.  (a) Definitions:
             ---------------------

             "IRS" means the Internal Revenue Service.
              ---

             "Taxable Period" means any taxable year or any other period that
              --------------
     is treated as a taxable year (or other period in the case of a Tax imposed with respect to such other period, e.g. a quarter) (including any Short Period or Interim Period) with respect to which any Tax may be imposed under any applicable statute, rule, or regulation.

              "Taxes" means all taxes, charges, fees, levies, or other
               -----
     assessments, including, without limitation, income, gross receipts, excise, real and personal property, sales, use, stamp, transfer, license, payroll, franchise, Social Security, unemployment and withholding taxes imposed or required to be withheld by the United States or any state, local, or foreign government or subdivision or agency thereof, and such term shall include any interest, penalties or additions to tax, and any liability for taxes under Treasury Regulation (S) 1.1502-6 (or any similar provision of state, foreign, or local law), and any liability for taxes as a transferee or successor under Code section 6901 (or any analogous provision of state, foreign, or local law) or by contract.

              "Tax Reserve" shall have the meaning set forth in Section 4.14(d).
               -----------

              "Tax Return" means any report, return, or other information
               ----------
     required to be supplied to a taxing authority in connection with Taxes.

         (b)  Except as set forth on Schedule 4.14(b):
                                     ----------------

             (i) All federal and other material Tax Returns required to be filed with respect to the Company and each of its subsidiaries for all Taxable Periods ending on or before the date hereof have been timely filed. All such Returns
(i) were prepared in the manner required by applicable law in all material respects, (ii) are true, correct, and complete in all material respects, and
(iii) reflect the liability for Taxes of the Company and each of its subsidiaries required to be shown thereon except for amounts which, individually or in the aggregate, are not material. All Taxes shown to be payable on such Returns, and all material assessments of Tax made against the Company and each of its subsidiaries with respect to such Returns, have been paid when due. No material adjustment relating to any such Return has been proposed or threatened formally or informally by any Taxing authority and no basis exists for any such adjustment.

             (ii) Access to true and complete copies of the federal, state and local income Tax Returns of the Company and each of its subsidiaries for the last three years has been provided to SmarTalk prior to the date hereof. Since the date of the Company Financial Statements, neither the Company nor any subsidiary has incurred any liability for

Taxes that would result in a material decrease in the net worth of the Company or its subsidiaries.

          (iii) Except for amounts which, individually or in the aggregate, are not material, the Company and each of its subsidiaries has paid, or caused to be paid, all Taxes due on or before the date hereof and has provided a sufficient reserve, including deferred Tax assets and liabilities (the "Tax Reserve"), on the Company Financial Statements for the period ended
      -----------
May 31, 1997, for the payment of all Taxes with respect to all Taxable Periods, or portions thereof, ending on or before such date; and such Taxes paid or provided for include those for which the Company and each of its subsidiaries may be liable in their own right, or as the transferee of the assets of, or as successor to, any other corporation, association, partnership, joint venture, or other entity. Except for amounts which, individually or in the aggregate, are not material, there are no Taxes that would be due if asserted by a Taxing authority, except with respect to which the Company and each of its subsidiaries are maintaining adequate reserves.

          (iv) The Company and each of its subsidiaries have complied (and until the date of Closing will comply) in all material respects with the provisions of the Code relating to the withholding and payment of Taxes, including, without limitation, the withholding and reporting requirements under Code sections 1441 through 1464, 3401 through 3406, and 6041 through 6049, as well as similar provisions under any other laws, and have, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required.

          (v) Neither the federal income Tax Returns nor the state or local income Tax Returns of the Company or any of its subsidiaries have been examined by the IRS or relevant state taxing authorities. No state of facts exists or has existed which would constitute grounds for the assessment of any material liability for Taxes with respect to the periods which have not been audited by the IRS or other taxing authority. There are no material examinations or other administrative or court proceedings relating to Taxes in progress or pending nor has the Company and/or any of its subsidiaries received a revenue agent's report asserting a material tax deficiency. There are no material threatened actions, suits, proceedings, investigations or claims relating to or asserted for Taxes of the Company or any of its subsidiaries and there is no basis for any such claim.

          (vi) No material claim has ever been made by an authority with respect to the Company or any of its subsidiaries in a jurisdiction where the Company and/or any of its subsidiaries do not file reports and returns that the Company or any of its subsidiaries is or may be subject to taxation by that jurisdiction. There are no security interests on any of the assets of the Company or any of its subsidiaries that arose in connection with any failure (or alleged failure) to pay any material Taxes and, except for liens for real and personal property Taxes that are not yet due and payable, there are no liens for any material Tax upon any asset of the Company or any of its subsidiaries. Neither the

Company nor any of its subsidiaries has entered into a closing agreement pursuant to Section 7121 of the Code.

          (vii) No extension of time with respect to any date on which a Tax Return was or is to be filed by the Company and/or any of its subsidiaries is in force, and no waiver or agreement by the Company and/or any of its subsidiaries is in force for the extension of time for the assessment or payment of any material Taxes. Neither the Company nor any of its subsidiaries has granted a power of attorney to any person with respect to any Taxable Period.

          (viii) Except for groups of which the Company is or was the common parent, neither the Company nor any of its subsidiaries has ever been a member of an (i) affiliated group (within the meaning of section 1504 of the Code) or (ii) affiliated, combined, consolidated, unitary, or similar group for state or local Tax purposes. The Company is the common parent of a consolidated group for Federal income tax purposes that includes ConQuest Operator Services Corp., ConQuest Long Distance Corp. and ConQuest Communications Corp., and a combined, consolidated or unitary group for state purposes that includes ConQuest Operator Services Corp., ConQuest Long Distance Corp. and ConQuest Communications Corp. with respect to the state of Ohio.

          (ix) Neither the Company nor any of its subsidiaries has agreed or is required to include in income any material adjustment under either section 481(a) or section 482 of the Code (or an analogous provision of state, local, or foreign law) by reason of a change in accounting or otherwise. Neither the Company nor any of its subsidiaries has disposed of any material property in a transaction being accounted for under the installment method pursuant to Code section 453.

          (x) Neither the Company nor any of its subsidiaries is a party to any agreement to share Taxes with respect to any Taxable Period.

          (xi) Neither the Company nor any of its subsidiaries is a party to any contract or agreement that, individually or in the aggregate, or when taken together with any payment that may be made under this Agreement or any agreements contemplated hereby, could give rise to the payment of any "excess parachute payment" within the meaning of Section 280G of the Code.

          (xii) Neither the Company nor any of its subsidiaries is a party to any partnership or joint venture that has been treated as a partnership for federal income tax purposes. Neither the Company nor any of its subsidiaries is a party to any material joint venture, partnership, or other arrangement or contract that should be, but has not been, treated as a partnership for federal income tax purposes.

          (xiii) Neither the Company nor any of its subsidiaries has any material deferred items (or items not yet taken into account) under Treas. Reg.
(S)1.1502-13
and/or -14 (including successor provisions) or any similar provision of state or local law. Neither the Company nor any of its subsidiaries has a material excess loss account with respect to the stock of any corporation within the meaning of Treas. Reg. (S)1.1502-19 or any similar provision of state or local law.

                   (xiv) Neither the Company nor any subsidiary thereof has distributed the stock of any corporation, or had its stock distributed, in a transaction satisfying the requirements of Code Section 355 since April 16, 1997.

          4.15.     Agreements and Commitments.  (a)  Schedule 4.15(a) contains
                    --------------------------        ----------------
an accurate list of all commitments, contracts, leases and agreements (other than 0+ contracts) to which each of the Company or its subsidiaries is a party or by which it is bound which involves a commitment or obligation in excess of $50,000 in the aggregate for each such commitment, contract, lease or agreement or is otherwise material to the business of the Company and its subsidiaries taken as a whole (including, without limitation, joint venture or partnership agreements, employment agreements, contracts, tenant leases, equipment leases, equipment maintenance agreements, agreements with municipalities and labor organizations, loan agreements, bonds, mortgages, liens or other security agreements, and any other agreement or undertaking, written or otherwise) (the

"Contracts").  The Company has made available true, correct and complete copies
----------
of all such Contracts to SmarTalk.  Except as set forth on Schedule 4.15(a),
                                                           ----------------
there are not: (i) any contracts or commitments (other than 0+ contracts) which involve a commitment or obligation in excess of $50,000 in the aggregate for each such contract or commitment which affect the Company, it subsidiaries or the respective assets or operations thereof; (ii) any patent licensing agreements or any other agreements, licenses or commitments with respect to patents, patent applications, trademarks, trade names, service marks, technical assistance, copyrights or other like terms affecting the Company or any of its subsidiaries (other than computer software licenses obtained in the ordinary course of business); (iii) any contracts or commitments (other than 0+ contracts) providing for payments based in any manner on the revenues or profits of the Company or any of its subsidiaries; (iv) any contracts or commitments limiting the freedom of the Company or any of its subsidiaries to engage in any line of business or operate in any geographic area, or to compete with any person or entity; or (v) any instruments relating to indebtedness for borrowed money, including any note, bond, deed of trust, mortgage, indenture or agreement to borrow money or any agreement of guarantee or indemnification, whether written or oral, in favor of any person or entity.

          (b)  Except as set forth on Schedule 4.15(b), none of the Contracts
                                      ----------------
requires the consent of the other parties thereto in order for it to be in full force and effect with respect to the Company or a subsidiary as controlled by SmarTalk after the Closing or would give rise to the other party's right to terminate any Contract as a result of the transactions contemplated hereby and the Company will use its best efforts to obtain any required consents prior to the Closing.

          4.16.  Intellectual Property.  Except as set forth on Schedule
                 ---------------------
4.16(a), the Company and each of its subsidiaries possesses or has adequate rights to use all material licenses, permits and all other franchises, trademarks, trade names, service marks, inventions, patents, copyrights, and any applications therefor, trade secrets, research and development, know-how, technical data, computer software programs or applications and technology systems necessary to operate their respective businesses and required by applicable law (the "Intellectual Property"). Except as set forth on Schedule
                     ---------------------                            --------
4.16, all right, title and interest in and to each item of Intellectual Property
----
is owned by or licensed to the Company or its subsidiaries, is not subject to any third-party license, royalty arrangement or pending or threatened claim or dispute and is valid and in full force and effect. Except as set forth on
Schedule 4.16(a), none of the Intellectual Property owned or used by the Company or its subsidiaries infringes any intellectual property right of any other person or entity and no Intellectual Property owned by the Company or its subsidiaries is infringed upon by any other person or entity.

          4.17.     Change in Control Payments.  Except as set forth on Schedule
                    --------------------------                          --------
4.17, neither the Company nor any of its subsidiaries has plans, programs,
----
commitments, arrangements or Contracts to which it is a party, or to which it is subject, pursuant to which payments may be required or acceleration of benefits may be required upon change of control of the Company.

          4.18.     Customer Relationships.  Set forth on Schedule 4.18 hereto
                    ----------------------                -------------
is a complete list of the Company's customer relationships which are (i) material or (ii) during the fiscal year ended December 31, 1996 accounted for more than $100,000 of revenues (the "Customer List"). The Customer List
                                     -------------
includes all material terms of each such customer relationship. Except as set forth on Schedule 4.18, the Company's relationship with each such customer
         -------------
listed on the Customer List is (i) in good standing and (ii) not currently subject to any dispute or disagreement of any kind whatsoever. Except as set forth on Schedule 4.18, there exists no pending or threatened termination of any
         -------------
customer relationship described on the Customer List, or any re-bidding with respect thereto, as a result of the transactions contemplated herein or otherwise.

          4.19.     Brokers and Finders.  Except as set forth on Schedule 4.19,
                    -------------------                          -------------
the Company has not employed any broker or finder or incurred any liability for any brokerage fees, commissions, finders' fees or similar fees or expenses in connection with this Agreement, and no broker or finder has acted directly or indirectly for the Company in connection with this Agreement or the transactions contemplated hereby and no investment banking, financial advisory or similar fees have been incurred or are or will be payable by the Company in connection with this Agreement or the transactions contemplated hereby.

          4.20.     Opinion of Financial Advisor.  The Board of Directors of the
                    ----------------------------
Company has received the opinions of Gruntal & Company and Hackman, Baring & Co., Incorporated to the effect that, as of the date hereof, the consideration to be received by the holders of the Company Shares in the Merger is fair to such holders from a financial point of view.

          4.21.     Alternative Proposal.  As of the date hereof, the Company
                    --------------------
does not know of and is not in possession of any Alternative Proposal as such term is defined in Section 6.4 hereof.

                                   ARTICLE 5

                   REPRESENTATIONS AND WARRANTIES OF SMARTALK

          SmarTalk and Acquiror represent and warrant to the Company as follows:

          5.1. Organization of SmarTalk and Acquiror.  Each of SmarTalk and its
               -------------------------------------
subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each of SmarTalk and its subsidiaries has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted therein, and each such entity is qualified to do business and is in good standing in each jurisdiction (domestic, foreign or otherwise) in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary (except for jurisdictions in which such failure to be so qualified would not be reasonably likely to have a Material Adverse Effect on SmarTalk and its subsidiaries taken as a whole).

          5.2. Capitalization.  (a)  As of December 31, 1996, the authorized,
               --------------
issued and outstanding capital stock of SmarTalk is as set forth in the Annual Report of SmarTalk on Form 10-K for the year ended December 31, 1996 (the "Form
                                                                           ----
10-K").  As of July 15, 1997, 16,261,612 shares of SmarTalk Common Stock were
----
issued and outstanding. All of the outstanding shares of capital stock of SmarTalk have been duly authorized and are validly issued, fully paid and non-assessable and have not been issued in violation of the preemptive or similar rights of any shareholder of SmarTalk arising by operation of securities laws or the Articles of Incorporation or Bylaws of SmarTalk. Except as set forth on

Schedule 5.2(a), as of July 15, 1997, there are no subscriptions, options,
---------------
warrants, calls, rights, contracts, commitments, understandings, restrictions or arrangements to which SmarTalk is a party relating to the issuance, sale, transfer or voting of any SmarTalk Common Stock or any other equity security of SmarTalk, including any rights of conversion or exchange under any outstanding securities or other instruments.

          (b) As of the date hereof, the authorized capital stock of Acquiror consists solely of 1,000 shares of common stock, par value $.001 (the "Acquiror
                                                                       --------
Common Stock"), of which 100 are issued and outstanding.  All outstanding shares
------------
of Acquiror Common Stock have been validly issued and are fully paid, non-assessable and are not subject to any preemptive rights.

          5.3.  Authority.  (a)  The execution, delivery and performance of this
                ---------
Agreement and the consummation of the transactions contemplated hereby by SmarTalk and Acquiror have been duly authorized by all requisite corporate action, subject to the approval of this Agreement and such transactions, if applicable, by the stockholders of SmarTalk and Acquiror. Except for such stockholder approval, no other acts or proceedings on the part of SmarTalk or Acquiror are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed by SmarTalk and Acquiror and (assuming the due authorization, execution and delivery by the Company) constitutes the legal, valid and binding obligation of SmarTalk and Acquiror, enforceable against SmarTalk and Acquiror in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general, or by general principles of equity.

          (b)  Except as set forth in Schedule 5.3(b), neither the execution and
                                      ---------------
delivery by SmarTalk or Acquiror of this Agreement nor the consummation of the transactions contemplated hereby nor compliance with any of the provisions hereof will (i) conflict with or result in a breach of any provision of the Articles of Incorporation or Bylaws of SmarTalk or Acquiror, (ii) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any encumbrance upon any of the properties of SmarTalk or result in being declared void, voidable, without further binding effect or subject to amendment or modification any of the terms, conditions or provision of, any note, bond, mortgage, indenture, deed of trust, any license, franchise, permit, lease, contract, agreement or other instrument or commitment or obligation to which SmarTalk, or any of its properties may be bound or affected,
(iii) violate any order, writ, injunction, decree, judgment, ruling, law, rule or regulation of any court or governmental authority, federal, state or foreign, applicable to SmarTalk or any of its properties, or (iv) except for, (A) the approval of the Merger by SmarTalk's shareholders or the waiver of such approval by the Nasdaq Stock Market's National Market, (B) the filing and recordation of the Certificate of Merger as required by the DGCL, and (C) obtaining the consents, approvals, authorizations and permits of, and making filings or notifications to, any governmental authority pursuant to the applicable requirements, if any, of state securities laws and the rules and regulations promulgated thereunder, require any consent, approval or authorization of, or notice to, or declaration, filing or registration with, any person or entity except, in the case of clauses (ii), (iii) and (iv) above, as would not be reasonably likely to have a Material Adverse Effect on SmarTalk and its subsidiaries taken as a whole or on the ability of SmarTalk or Acquiror to consummate the transactions contemplated hereby.

          5.4. Commission Reports and Financial Statements.  SmarTalk has filed
               -------------------------------------------
all material forms, reports and other disclosure documents required to be filed with the Commission since October 23, 1996 and the Company has had access to true and complete copies of the Form 10-K, SmarTalk's Form 10-Q for the quarter ended March 31, 1997 and its proxy statement for the 1997 annual meeting of shareholders (collectively, the

"Commission Reports"), each as filed with the Commission.  As of their
 ------------------
respective dates, each Commission Report (i) complied as to form in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (ii) did not on the date of filing or
                       ------------
the date as of which information is set forth therein, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements (including any related schedules and/or notes) included in the Commission Reports have been prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto) throughout the periods involved and fairly present in all material respects the financial position, results of operations and cash flows as of the dates and for the periods indicated therein.

          5.5. SmarTalk Common Stock.  The issuance and delivery by SmarTalk of
               ---------------------
shares of SmarTalk Common Stock and this Agreement have been duly and validly authorized by all necessary corporate action on the part of SmarTalk, subject to approval by SmarTalk's shareholders or the waiver of such approval by the Nasdaq Stock Market's National Market. The shares of SmarTalk Common Stock to be issued in connection herewith, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable and not subject to any preemptive rights.

          5.6. Statements True and Correct.  None of the information supplied or
               ---------------------------
to be supplied by or on behalf of SmarTalk for inclusion in the Registration Statement or the Proxy Statement or any other document to be filed with any governmental agency or regulatory authority in connection with the transactions contemplated hereby will, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the date it is mailed to shareholders of the Company and, if applicable, SmarTalk and at the time of the Company Stockholders' Meeting and, if applicable, the SmarTalk Shareholders' Meeting, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Registration Statement, when it becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading. SmarTalk represents, warrants and agrees that through the Effective Time, each of the reports, registrations, statements, applications and other filings filed by it or any of its subsidiaries with the Commission or any other governmental agency or regulatory authority will be filed on a timely basis, will comply in all material respects with all of the applicable statutes, rules and regulations enforced or promulgated by the governmental agency or regulatory authority with which it will be filed and that the information contained therein will be true and correct in all material respects (and in the case of such filings with the Commission will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they will be made, not misleading). The representations and warranties made by SmarTalk hereby contain no statements of material fact which are untrue or misleading, or omit to state any material fact which is necessary under the circumstances to prevent the statements contained herein from being misleading.

          5.7. Brokers and Finders.  Except as set forth on Schedule 5.6,
               -------------------                          ------------
SmarTalk has not employed any broker or finder or incurred any liability for any brokerage fees, commissions, finders' fees or similar fees or expenses in connection with this Agreement and no broker or finder has acted directly or indirectly for SmarTalk in connection with this Agreement or the transactions contemplated hereby and no investment banking, financial advisory or similar fees have been incurred or are or will be payable by SmarTalk in connection with this Agreement or the transactions contemplated hereby.

          5.8. Operations of Acquiror.  Acquiror has been formed solely for the
               ----------------------
purpose of engaging in the transactions contemplated hereby and prior to the Effective Time will have engaged in no other business activities.

          5.9. Recommendation to Shareholders.  As of the date hereof, the Board
               ------------------------------
of Directors of SmarTalk has resolved to recommend and declare advisable that the shareholders of SmarTalk approve the Merger in the event such shareholder approval is required.

                                   ARTICLE 6

                                   COVENANTS

          6.1. Access to Properties and Records; Confidentiality.  (a)  Between
               -------------------------------------------------
the date of this Agreement and the Closing, the Company shall permit SmarTalk's authorized representatives reasonable access during normal business hours to any and all premises, properties, contracts, comments, books, records and other information (including, without limitation, Tax Returns filed and those in preparation, workpapers and other items relating to Taxes) relating to the Company or its subsidiaries and will cause its officers and employees to furnish to SmarTalk and its authorized representatives any and all financial, technical and operating data and other information pertaining to the businesses of the Company or its subsidiaries, as SmarTalk shall from time to time reasonably request for purposes of due diligence investigation relating to the transactions contemplated by this Agreement and for disclosures to SmarTalk's shareholders relating to such transactions, and (ii) upon the request of SmarTalk, deliver to SmarTalk true, correct and complete copies of all documents referred to in
Article 4 or in any schedule delivered by the Company to SmarTalk in connection with this Agreement. Notwithstanding the foregoing, none of the information described in this Section 6.1(a) shall contain any information relating to pricing unless such information is specifically requested in writing by SmarTalk.

          (b) SmarTalk shall cause its officers and employees to afford the Company and its advisors such access to any and all premises, properties, contracts, comments, books, records and other information about SmarTalk as the Company and its advisors reasonably deem necessary for purposes of due diligence investigations relating to the transactions contemplated by this Agreement and for disclosures to the Company's stockholders relating to such transactions.

          (c) SmarTalk acknowledges and agrees that during the course of negotiations in connection with this Agreement and the transactions contemplated hereby, SmarTalk may come into possession of Company Confidential Information (as hereinafter defined). SmarTalk shall, and shall use its best efforts to cause its employees and agents to, hold in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of counsel, by other requirements of law, all the Company Confidential Information; and SmarTalk shall not disclose the Company Confidential Information to any person, except as otherwise may reasonably be necessary to carry out the transactions contemplated by this Agreement, including any business or due diligence review by or on behalf of SmarTalk. SmarTalk shall not use or disclose any nonpublic information obtained from the Company except for the purposes described in
Section 6.1(a) hereof. If this Agreement is terminated, then upon the Company's written request SmarTalk shall promptly return or cause to be returned to the Company all documents and all copies thereof furnished by the Company and held by SmarTalk or its representatives containing such Company Confidential Information. Notwithstanding anything to the contrary herein or set forth in that certain Letter, dated May 12, 1997, addressed by SmarTalk and Salomon Brothers Inc to the Company (the "Confidentiality Agreement"), if the Company's
                                   -------------------------
Board of Directors accepts an Alternative Proposal (as hereinafter defined), any restrictions on, or covenants to refrain from, (i) inducing or actively attempting to influence any employee or consultant of the Company or any of its subsidiaries to terminate such employee's or consultant's employment or consultancy with the Company or any of its subsidiaries or (ii) the hiring of such employees or consultants of the Company or any of its subsidiaries, on the part of SmarTalk or any of its subsidiaries shall terminate immediately thereafter. For the purposes hereof, "Company Confidential Information" shall
                                       --------------------------------
mean all information of any kind concerning the Company in connection with the transactions contemplated by this Agreement except information (i) ascertainable or obtained from public or published information, (ii) received from a third party not known by SmarTalk to be under an obligation to the Company to keep such information confidential, (iii) which is or becomes known to the public (other than through a breach of this Agreement), or (iv) which was in SmarTalk's possession prior to disclosure thereof to SmarTalk in connection herewith.

          (d) The Company acknowledges and agrees that during the course of negotiations in connection with this Agreement and the transactions contemplated hereby, the Company may come into possession of SmarTalk Confidential Information (as hereinafter defined). The Company shall, and shall use its best efforts to cause the Company's employees and agents to, hold in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of counsel, by other requirements of law, all SmarTalk Confidential Information; and the Company shall not disclose the SmarTalk Confidential Information to any person, except as otherwise may reasonably be necessary to carry out the transactions contemplated by this Agreement, including any business or due diligence review by or on behalf of the Company. The Company shall not use or disclose any nonpublic information obtained from SmarTalk except for the purposes described in Section 6.1(b) hereof. If this Agreement is terminated, then upon SmarTalk's written request the Company shall promptly return or cause to be returned to SmarTalk all documents and all copies thereof furnished by SmarTalk and held by the Company or its representatives containing such SmarTalk Confidential Information. For the purposes hereof, "SmarTalk Confidential
                                                     ---------------------
Information" shall mean all information of any kind concerning SmarTalk in
-----------
connection with the transactions contemplated by this Agreement except information (i) ascertainable or obtained from public or published information,
(ii) received from a third party not known by the Company to be under an obligation to SmarTalk to keep such information confidential, (iii) which is or becomes known to the public (other than through a breach of this Agreement), or
(iv) which was in the Company's possession prior to disclosure thereof to the Company in connection herewith.

          6.2. Reasonable Efforts.  To the extent consistent with the fiduciary
               ------------------
duties of their respective Boards of Directors and subject to the terms and conditions of this Agreement and applicable law, each of the parties shall act in good faith and use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement as soon as practicable, including such actions or things as any other party may reasonably request in order to cause any of the conditions to such other party's obligation to consummate the transactions contemplated by this Agreement to be fully satisfied. Without limiting the foregoing, the parties shall (and shall cause their respective subsidiaries, and use commercially reasonable efforts to cause their respective directors, officers, employees, agents, attorneys, accountants and representatives, to) consult and fully cooperate with and provide assistance to each other in (a) the preparation and filing with the Commission of the Registration Statement, and any necessary amendments or supplements thereto; (b) seeking to have the Registration Statement declared effective by the Commission as soon as reasonably practicable after filing; (c) obtaining all necessary consents, approvals, waivers, licenses, permits, authorizations, registrations, qualifications, or other permission or action by, and giving all necessary notices to and making all necessary filings with and applications and submissions to, any Governmental Authority, or other person or entity as soon as reasonably practicable after the date hereof; (d) providing all such information concerning such party, its subsidiaries and its officers, directors, partners and affiliates and making all applications and filings as may be necessary or reasonably requested in connection with any of the foregoing; (e) in general, consummating and making effective the transactions contemplated hereby; and (f) in the event and to the extent required, amending this Agreement so that this Agreement and the Merger comply with the DGCL.

          6.3. Conduct of the Company Prior to the Closing.  On and after the
               -------------------------------------------
date hereof and prior to the Closing, the Company shall not act, or omit to act, and shall cause its subsidiaries to not act, or omit to act, otherwise than in accordance with the following:

          (a) The business, operations, activities and practices of the Company and its subsidiaries shall be conducted only in the ordinary course of business consistent with past practice;

          (b) No change shall be made in the certificates of incorporation or bylaws of the Company or any of its subsidiaries;

          (c) No change shall be made in the number of shares of authorized or issued capital stock of the Company or any of its subsidiaries; nor shall any option, warrant, call, right, commitment or agreement of any character be granted or made by the Company or any of its subsidiaries relating to the capital stock or other securities of the Company or any of its subsidiaries; nor shall the Company or any of its subsidiaries issue, grant or sell any securities or obligations convertible into or exchangeable for shares of capital stock of the Company or any of its subsidiaries; nor shall the Company or any of its subsidiaries enter into any other agreement with respect to any capital stock of the Company or any of its subsidiaries, or any security convertible into or relating to any capital stock of the Company or any of its subsidiaries;

          (d) None of the Company or its subsidiaries shall (i) incur any indebtedness other than borrowings under the Company's existing line of credit in the ordinary course of business; (ii) enter into any agreement requiring the maintenance of a specified net worth; (iii) assume, guarantee, endorse, or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other individual, firm or corporation (other than to customers for the performance of services or the sale of products in the ordinary course of business); or (iv) make any loans, advances or capital contributions to, or investments in, any other individual, firm or corporation (other than in the ordinary course of business in a manner consistent with past practice with respect to (A) collections and deposits and (B) reasonable employee expenses);

          (e) Each of the Company and its subsidiaries shall use reasonable commercial efforts to preserve its business organization intact, to keep available the present services of employees (except those employees terminated for cause) and to preserve the goodwill of suppliers, customers and others with whom business relationships exist;

          (f) Each of the Company's and its subsidiaries' efforts to collect accounts receivable shall be consistent with past practice;

          (g) Each of the Company and its subsidiaries shall pay accounts payable in the ordinary course consistent with past practice;

          (h) No change shall be made in any accounting or Tax principle or practice of the Company, including but not limited to any change in the nature or method of calculation of any reserve of any kind, except as may be required by GAAP; and

          (i) Neither the Company nor its subsidiaries shall take, agree to take or knowingly permit to be taken any action or do or knowingly permit to be done anything in the conduct of their respective businesses, or otherwise, which would be contrary to or in breach of any of the terms or provisions of this Agreement, or which would cause any of the representations of the Company contained herein to be or become untrue in any material respect.

          6.4. Alternative Proposals.  Prior to the Effective Time, the Company
               ---------------------
agrees (a) that neither it nor any of its subsidiaries shall, nor shall it or any of its subsidiaries permit their respective officers, directors, employees, agents and representatives (including, without limitation, any investment banker, accountant or attorney retained by it or any of its subsidiaries) to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) for a merger or other business combination involving the Company or for the acquisition of, or the acquisition of a controlling equity interest in, or all or a substantial portion of the assets of, the Company (any such proposal or offer being hereinafter referred to as an "Alternative Proposal") or engage in any negotiations
                   --------------------
concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Alternative Proposal, or otherwise facilitate any effort or attempt to make or implement an Alternative Proposal, other than as contemplated by this Agreement; and (b) that it will notify SmarTalk immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it; provided, however, that nothing
                                              --------  -------
contained in this Section 6.4 shall prohibit the Board of Directors of the Company from (i) furnishing information to or entering into discussions or negotiations with, any person or entity that makes an unsolicited bona fide Alternative Proposal, if, and only to the extent that, (A) the Board of Directors of the Company, based upon the written advice of outside counsel, determines in good faith by a majority vote that such action is appropriate for the Board of Directors to comply with its fiduciary duties to stockholders imposed by law and such proposal is, in the written advice of Hackman, Baring & Co., Incorporated, more favorable to the Company's stockholders from a financial point of view than the transactions contemplated by this Agreement, (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, the Company provides written notice to the SmarTalk to the effect that it is furnishing information to, or entering into discussion or negotiations with, such person or entity, and (C) the Company keeps SmarTalk informed of the status and all material information with respect to any such discussions or negotiations; and (ii) to the extent applicable, complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Alternative Proposal. Nothing in this section 6.4 shall (x) permit the Company to terminate this Agreement (except as specifically provided in Article 10 hereof), (y) permit the Company to enter into an agreement with respect to an Alternative Proposal for as long as this Agreement remains in effect (it being agreed that for as long as this Agreement remains in effect, the Company shall not enter into any agreement with any person that provides for, or in any way facilitates, an Alternative Proposal), or (z) affect any other obligation of the Company under this agreement. From and after the execution of this

Agreement, the Company shall immediately advise SmarTalk in writing of the receipt, directly or indirectly, of any inquiries or proposals relating to an Alternative Proposal and furnish to SmarTalk either a copy of any such proposal or a written summary of any such proposal.

          6.5. Consents.  (a)  The Company shall use commercially reasonable
               --------
efforts to obtain all permits, approvals, authorizations and consents of all third parties necessary, or, in the reasonable opinion of SmarTalk, desirable for the purpose of (i) consummating the transactions contemplated hereby, or
(ii) enabling the Company to continue to conduct its business in the ordinary course after the Closing.

          (b) SmarTalk shall use commercially reasonable efforts to obtain all permits, approvals, authorizations and consents of all third parties necessary for it to consummate the transactions contemplated hereby.

          6.6. Intercompany Accounts.  Prior to the Closing, (a) all
               ---------------------
indebtedness and other amounts owed by the Company, its affiliates or subsidiaries to any of the Company's stockholders or by any of the Company's stockholders to the Company, its affiliates or subsidiaries shall be paid (whether or not then due) or canceled; and (b) all liens, encumbrances or security interests relating to any of the aforesaid indebtedness or amounts shall be canceled and shall be discharged of record.

          6.7. Registration Statement/Proxy Statement.  As soon as reasonably
               --------------------------------------
practicable after the date hereof, SmarTalk shall (i) prepare the Registration Statement, and jointly with the Company shall prepare the Proxy Statement in respect of the Company Stockholders' Meeting and, if applicable, the SmarTalk Shareholders' Meeting included therein, for the purpose of registering the SmarTalk Common Stock to be issued pursuant hereto, (ii) file the Registration Statement with the Commission, (iii) respond to comments of the staff of the Commission, and (iv) promptly thereafter mail the proxy statement/prospectus included therein to all holders of record (as of the applicable record date) of Company Shares and, if applicable, the SmarTalk Common Stock. SmarTalk shall use reasonable best efforts to cause the registration statement to be prepared, filed and become effective as soon as reasonably practicable.

          6.8. Interim Operating Reporting.  During the period from the date of
               ---------------------------
this Agreement to the Closing, the Company shall cause its officers to confer on a regular and frequent basis with one or more representatives of SmarTalk to report material operational matters and to report the general status of on-going operations. The Company shall notify SmarTalk in writing of any material adverse change in the financial position, earnings or business of the Company or any of its subsidiaries after the date hereof and prior to the Closing, and any unexpected emergency or other unanticipated change in the business of the Company or any of its subsidiaries and of any governmental complaints, investigations or hearings or adjudicatory proceedings (or communications indicating that the same may be contemplated) or of any other matter, and shall keep SmarTalk fully informed of such events and permit its representatives to participate in all discussions relating thereto.

          6.9. Notice; Efforts to Remedy.  Each party hereto shall promptly give
               -------------------------
written notice to the other parties hereto upon becoming aware of the impending occurrence of any event which would cause or constitute a material breach of any of the representations, warranties or covenants of the first such party contained or referred to in this Agreement or that would cause any of the conditions to closing to become incapable of being performed and shall use commercially reasonable efforts to prevent or promptly remedy the same.

          6.10.     Tax Covenants.  (a)  The Company and each subsidiary thereof
                    -------------
shall refrain from making any Tax election without the consent of SmarTalk.

          (b) The Company and each subsidiary thereof shall prepare and file or cause to be filed in a manner consistent with past practice, with the approval of SmarTalk, all Tax Returns (whether separate or consolidated, combined, group or unitary Tax Returns that include the Company and/or any subsidiary thereof) that are required to be filed (with extensions) on or before the date of Closing; and the Company and each subsidiary thereof shall pay or cause to be paid all Taxes shown as due, or required to be shown as due, on such Tax Returns.

          (c) All transfer, documentary, sales, use, registration and other such Taxes (including, without limitation, all applicable real estate transfer or gains taxes and stock transfer Taxes), any penalties, interest and additions to Tax and fees incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party assessed such expense. Each party to this Agreement shall cooperate in the timely making of all filings, returns, reports and forms as may be required in connection therewith.

          (d) All contracts, agreements, or intercompany account systems under which the Company and/or any subsidiary thereof may at any time have an obligation to share the payment of any portion of a Tax (or any amount calculated with reference to any portion of a Tax) shall be terminated with respect to the Company and/or any subsidiary thereof as of the date of Closing, and the Company and each of its subsidiaries shall thereafter be released from any liability thereunder.

          (e) After the Closing, the parties hereto shall (i) provide, and shall cause each of their affiliates to provide, to the other party and its affiliates (at the expense of the requesting party) such information relating to the Company and each of its subsidiaries as such party may reasonably request with respect to Tax matters and (ii) cooperate with each other in the conduct of any audit or other proceeding with respect to any Tax involving the Company and/or any subsidiary thereof and shall retain or cause to be retained all books and records pertinent to the Company and each of its subsidiaries for each Taxable Period or portion thereof ending on or prior to the date of Closing until the expiration of the applicable statute of limitations (giving effect to any and all extensions and waivers).

          6.11.  Applications.  The Company shall cooperate in all reasonable
                 ------------
respects with SmarTalk in its application to obtain such licenses, permits and governmental approvals as may be necessary in order for SmarTalk to acquire and thereafter to operate the businesses of the Company. In connection with each such application on the part of SmarTalk, the Company shall furnish SmarTalk with such information and data as may be necessary or desirable and shall otherwise assist SmarTalk in any reasonable way requested, subject to the terms of Section 6.1 hereof.

          6.12.     Affiliate Letters.  At least thirty (30) days prior to the
                    -----------------
Closing Date, the Company shall deliver to SmarTalk a list of names and addresses of those persons who were, in the Company's reasonable judgment, as of the record date, "affiliates" of the Company (each such person, an "Affiliate")
                                                                    ---------
within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act. The Company shall provide SmarTalk with such information and documents as SmarTalk shall reasonably request for purposes of reviewing such list. The Company shall deliver or cause to be delivered to SmarTalk, prior to the Closing Date, from each of the Affiliates identified in the foregoing list, an Affiliate Letter in the form attached hereto as Exhibit B.
                                                                   ---------
SmarTalk shall be entitled to place legends as specified in such Affiliate Letters on the certificates evidencing any SmarTalk Common Stock to be received by such Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the SmarTalk Common Stock, consistent with the terms of such Affiliate Letters.

          6.13.     Recommendation to Stockholders.  (a)  Subject to the
                    ------------------------------
fiduciary duties of the Company's Board of Directors under applicable law as advised by counsel, the Board of Directors of the Company shall recommend and declare advisable in the Proxy Statement that the stockholders of the Company approve the merger and the Company shall, subject to the fiduciary duties of the Company's Board of Directors, take reasonable lawful action to solicit, and use reasonable efforts to obtain, such approval.

          (b) Subject to the fiduciary duties of SmarTalk's Board of Directors under applicable law as advised by counsel to the extent that the transactions contemplated hereby shall require the approval of SmarTalk's shareholders, then the Board of Directors of SmarTalk shall recommend and declare advisable in the Proxy Statement that the shareholders of SmarTalk approve the merger and SmarTalk shall, subject to the fiduciary duties of SmarTalk's Board of Directors, take reasonable lawful action to solicit, and use reasonable efforts to obtain, such approval.

          6.14.     Indemnification of Directors and Officers.  (a)  SmarTalk
                    -----------------------------------------
agrees that all rights to indemnification or exculpation now existing in favor of the present and former directors, officers, employees and agents of the Company and any of its subsidiaries for actions taken in their capacities as directors and officers as provided in its articles of incorporation, bylaws, indemnification agreements or otherwise in effect as of the date hereof with respect to matters occurring prior to the Effective Time, shall survive the Merger and shall continue in full force and affect for a period of six years following the effective time;

provided, however, that (i) in the event that any claim is asserted or made
--------  -------
within such six year period, all rights to indemnification in respect of any such claim shall continue until final disposition of such claim and (ii) in no event shall SmarTalk be obligated to expend, in order to maintain or provide insurance coverage pursuant to this Subsection 6.14, any amount for such six year period in excess of 125% of the amount of the annual premiums paid as of the date hereof by the Company for such insurance (the "Maximum Amount"). If
                                                        --------------
the amount of the premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, SmarTalk shall use reasonable best efforts to maintain the most advantageous policies of directors' and officers' insurance obtainable for a premium equal to the Maximum Amount. SmarTalk further agrees that, during such six year period (as tolled pursuant to clause (i) above), to the greatest extent permitted by applicable law, regulations and its organizational documents or bylaws as in effect of the date hereof, it shall indemnify, defend and hold harmless individuals who were officers and directors of the Company as of the date hereof or immediately prior to the Effective Time for any claim or loss arising out of their actions or omissions while a director or officer, including any acts or omissions relating to this Agreement or the transactions contemplated hereby, and shall pay, as and when incurred, the expenses, including attorneys' fees, of such individuals in advance of the final resolution of any claim, provided such individuals shall first execute an undertaking acceptable to SmarTalk to return such advances in the event it is finally determined such indemnification is not allowed under applicable law.

          (b) If any action, suit, proceeding or investigation relating hereto or to the transactions contemplated by this Agreement is commenced against the Company, the parties hereto agree, at the Company's expense, to cooperate and use their reasonable efforts to vigorously defend against and respond thereto. The foregoing shall not restrict, limit or otherwise effect the rights of SmarTalk pursuant to Article 7.

          6.15.     Conduct of SmarTalk Prior to the Closing.  (a)  On and after
                    ----------------------------------------
the date hereof and prior to the Closing, SmarTalk shall not adopt any amendments to its Articles of Incorporation which would adversely affect the terms and provisions of the SmarTalk Common Stock or the rights of the holders of such shares.

          (b) Neither SmarTalk nor Acquiror shall take, agree to take or knowingly permit to be taken any action or do or knowingly permit to be done anything in the conduct of their respective businesses, or otherwise, which would be contrary to or in breach of any of the terms or provisions of this Agreement, or which would cause any of the representations of SmarTalk or Acquiror contained herein to be or become untrue in any material respect.

                                 ARTICLE 7

                   CONDITIONS TO THE OBLIGATIONS OF SMARTALK

          The obligations of SmarTalk and Acquiror under this Agreement shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions, each of which may be waived by SmarTalk and Acquiror as provided herein:

          7.1.  Representations and Warranties True.  The representations and
                -----------------------------------
warranties of the Company contained in this Agreement shall be true and correct on the date hereof in all material respects (except that, if such representation or warranty is qualified as to materiality, then such representation and warranty must be true and correct in all respects) and shall be deemed to have been made again at and as of the Closing and shall then also be true and correct in all material respects (except that, if such representation or warranty is qualified as to materiality, then such representation and warranty must be true and correct in all respects).

          7.2.  Performance of Obligations.  Each of the obligations of the
                --------------------------
Company to be performed by it on or before the Closing pursuant to the terms hereof shall have been duly performed and complied with in all material respects by the time of Closing.

          7.3.  Stockholder Approval.  (a)  The required approval of the
                --------------------
Company's stockholders shall have been obtained.

          (b) SmarTalk shall have obtained (i) a waiver from the Nasdaq Stock Market's National Market of the required shareholder approval or (ii) approval of SmarTalk's shareholders.

          7.4.  Consents.  (a)  All material notices to, and material consents,
                --------
authorizations, approvals and waivers from, third parties required to consummate the transactions contemplated hereby shall have been made and obtained;

provided, however, that SmarTalk shall not be in breach of any agreement herein
--------  -------
to obtain any such consent applicable to SmarTalk. With respect to the agreements set forth on Schedule 7.4(a), on or before the Effective Time, the
                        ---------------
Company shall have obtained such consents as may be necessary to permit the consummation of the Merger without constituting or resulting in a default, acceleration, termination or breach under such agreement.

          (b) Each holder of options or warrants or any other right exercisable for Company Shares shall have consented in writing to the conversion contemplated by Section 3.2 hereof, except to the extent that such conversion may be effected without such consent.

          7.5.  Legal Opinion.  SmarTalk shall have been furnished with the
                -------------
opinion of counsel to the Company, dated the date of Closing, containing opinions in form and substance reasonably satisfactory to SmarTalk with respect to the subject matter set forth on Exhibit C attached hereto.
             ---------

          7.6.  Absence of Litigation, etc.  Except for the matter of Jayanthan
                ---------------------------
v. Gorman, as in effect on the date hereof, with respect to litigation by certain stockholders against the Company, among others, there shall not be threatened, instituted or pending any claim, suit, action, investigation, inquiry or other proceeding by or before any Governmental Authority seeking an order, judgment or decree which, in the reasonable judgment of SmarTalk, would if issued restrain, prohibit or render unlawful the consummation of the transactions contemplated hereby, or any of them, or require rescission of this Agreement, or any of such transactions; no such action shall seek damages in a material amount by reason of the transactions contemplated hereby, or any of them. There shall not be in effect any injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein, or any of them, not be consummated as so provided. Also, no substantive legal objection to the transactions contemplated by this Agreement shall have been received from or threatened by any Governmental Authority.

          7.7.  Adverse Changes.  Since December 31, 1996, there shall not have
                ---------------
occurred any event or change that individually or in the aggregate would constitute a Material Adverse Effect with respect to the Company or any of its subsidiaries.

          7.8.  Delivery of Certain Documents.  At the Closing, the Company
                -----------------------------
shall have delivered to SmarTalk copies of the certificates of incorporation of the Company and each of its subsidiaries certified (not more than 10 days prior to the date of Closing) by the appropriate governmental authority of the state of Delaware.

          7.9.  FIRPTA Certificate.  The Company shall have furnished to
                ------------------
SmarTalk a certification in accordance with Treasury Regulations Section 1.1445-2(b)(3) certifying that stock in the Company is not a real property interest because the Company is not and has not been a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, substantially in the form attached hereto as Exhibit D.
                                             ---------

          7.10.  Net Debt.  The net debt of the Company shall not exceed $5
                 --------
million.

          7.11.  No Payment Outside of Ordinary Course.  Neither the Company nor
                 -------------------------------------
any of its subsidiaries shall have made payments to any person or entity of a nature that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the Commission if such regulation were applicable to the Company that is not disclosed in the schedules attached hereto.

          7.12.  Registration Statement.  The Registration Statement shall have
                 ----------------------
become effective and shall be effective at the Effective Time, and no stop order suspending effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding or investigation by the Commission to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities laws relating to the issuance or trading of the SmarTalk Common Stock to be issued to the Company's stockholders in connection with the Merger shall have been received (provided that this condition need not be satisfied unless SmarTalk has satisfied its obligations under Section 6.7 above).

          7.13.  Dissenters.  Company stockholders voting against this Agreement
                 ----------
or giving notice in writing to the Company at or before the applicable Company Stockholders' Meeting that such stockholder dissents from this Agreement, in the aggregate, shall not hold more than 11.5 percent of the Company Shares.

          7.14.  Regulatory Matters.  All permits, authorizations, consents,
                 ------------------
orders or approvals of or declarations or filings with, and all expirations of waiting periods imposed by any governmental body, agency or official which are necessary for the consummation of the transactions contemplated hereby, shall have been filed, have occurred or have been obtained (all such permits, approvals, filings and consents and the lapse of all such waiting periods being referred to as the "Requisite Regulatory Approvals") and all such Requisite
                    ------------------------------
Regulatory Approvals shall be in full force and effect, provided, however, that
                                                        --------  -------
a Requisite Regulatory Approval shall not be deemed to have been obtained if in connection with the grant thereof there shall have been an imposition by any state or federal government body, agency or official of any condition, requirement, restriction or change of regulation, or any other action directly or indirectly related to such grant taken by such governmental body, which would reasonably be expected to either (i) have a Material Adverse Effect on the Company or SmarTalk or (ii) prevent the parties from realizing in all material respects the economic benefits of the transactions contemplated by the Agreement that such parties currently anticipate receiving therefrom.

                                   ARTICLE 8

                  CONDITIONS TO THE OBLIGATIONS OF THE COMPANY

          The obligations of the Company under this Agreement shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions, each of which may be waived by the Company as provided herein:

          8.1.  Representations and Warranties True.  The representations and
                -----------------------------------
warranties of SmarTalk and Acquiror contained in this Agreement shall be true and correct on the date hereof in all material respects (except that, if such representation or warranty is qualified as to materiality, then such representation and warranty must be true and correct in all respects) and shall be deemed to have been made again at and as of the Closing and shall then also be true and correct except for changes permitted or contemplated by this Agreement in all material respects (except that, if such representation or warranty is qualified as to materiality, then such representation and warranty must be true and correct in all respects).

          8.2.  Performance of Obligations.  Each of the obligations of SmarTalk
                --------------------------
and Acquiror to be performed by it on or before the Closing pursuant to the terms hereof shall have been duly performed and complied with in all material respects by the time of Closing.

          8.3.  Stockholder Approval.  (a)  The required approval of the
                --------------------
Company's stockholders shall have been obtained.

          (b) SmarTalk shall have obtained (i) a waiver from the Nasdaq Stock Market's National Market of the required shareholder approval or (ii) approval of SmarTalk's shareholders.

          8.4.  Consents.  (a)  All material notices to, and material consents,
                --------
authorizations, approvals and waivers from, third parties required to consummate the transactions contemplated hereby shall have been made and obtained (other than Requisite Regulatory Approvals); provided, however, that the Company shall
                                      --------  -------
not be in breach of any agreement herein to obtain any such consent applicable to the Company or any of its subsidiaries.

          8.5.  Absence of Litigation, etc.  There shall not be threatened,
                ---------------------------
instituted or pending any claim, suit, action, investigation, inquiry or other proceeding by or before any Governmental Authority seeking an order, judgment or decree which, in the reasonable judgment of the Company, would if issued restrain, prohibit or render unlawful the consummation of the transactions contemplated hereby, or any of them, or require rescission of this Agreement, or any of such transactions; no such action shall seek damages in a material amount by reason of the transactions contemplated hereby, or any of them; nor shall there be in effect any injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein, or any of them, not be consummated as so provided. Also, no substantive legal objection to the transactions contemplated by this Agreement shall have been received from or threatened by any Governmental Authority.

          8.6.  Registration Statement.  The Registration Statement shall have
                ----------------------
become effective and shall be effective at the Effective Time, and no stop order suspending effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding or investigation by the Commission to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities laws relating to the issuance or trading of the SmarTalk Common Stock to be issued to the Company's stockholders in connection with the Merger shall have been received.

          8.7.  Adverse Changes.  Since December 31, 1996, there shall not have
                ---------------
occurred any event or change that individually or in the aggregate would constitute a Material Adverse Effect with respect to SmarTalk.

          8.8.  Legal Opinion.  The Company shall have been furnished with the
                -------------
opinion of counsel to SmarTalk, dated the date of Closing, containing opinions in form and substance reasonably satisfactory to the Company with respect to the subject matter set forth on Exhibit E attached hereto.
                            ---------

          8.9.  Nasdaq Authorization.  The SmarTalk Common Stock to be issued in
                --------------------
the Merger or issuable upon exercise of the Stock Options or warrants for Company Shares shall have been authorized for inclusion in the Nasdaq Stock Market's National Market, subject to official notice of issuance.

                                   ARTICLE 9

                         CERTAIN ACTIVITIES AT CLOSING

          9.1.  Delivery by the Company.  In addition to the documents and
                -----------------------
activities mentioned above, at the Closing, the Company shall deliver to
SmarTalk:

          (a) a certificate, dated the date of Closing, signed by the President of the Company, in his corporate capacity, stating that from the date hereof to the Closing, (i) there shall not have been a Material Adverse Effect on the Company; (ii) there has been no change in the Certificate of Incorporation or Bylaws of the Company; (iii) the representations and warranties of the Company contained in Article 4 of this Agreement were and are true and correct in all material respects (except that, if such representation or warranty is qualified as to materiality, then such representation and warranty must be true and correct in all respects) at the date of this Agreement and on the date of Closing and that the Company has duly performed and complied in all material respects with each of the obligations of the Company to be performed by it prior to or at the Closing, and (iv) each of the conditions set forth in Article 8 has been satisfied or waived;

          (b) all other previously undelivered documents required to be delivered by the Company to SmarTalk at or prior to the Closing by the terms and provisions of this Agreement; and

          (c) any other document reasonably requested by counsel for SmarTalk or necessary for the consummation of the transactions contemplated by this Agreement.

          9.2.  Delivery by SmarTalk.  In addition to the documents and
                --------------------
activities mentioned above, at the Closing SmarTalk shall deliver to the
Company:

          (a) a certificate, dated the date of Closing, signed by the President or a Vice President of SmarTalk, in his corporate capacity, stating that from the date hereof to the Closing, (i) the representations and warranties of SmarTalk contained in Article 5 of this Agreement were and are true and correct in all material respects (except that, if such representation or warranty is qualified as to materiality, then such representation and warranty must be true and correct in all respects) at the date of this Agreement and on the date of Closing and that SmarTalk has duly performed and complied in all material respects with each of the obligations of SmarTalk to be performed by it prior to or at the Closing, and (ii) each of the conditions set forth in Article 7 have been satisfied or waived;

          (b) all other previously undelivered documents required to be delivered by SmarTalk to the Company at or prior to the Closing by the terms and provisions of this Agreement; and

          (c) any other document reasonably requested by counsel for the Company or necessary for the consummation of the transactions contemplated by this Agreement.

                                   ARTICLE 10

                                  TERMINATION

          10.1.  Termination by Mutual Consent.  This Agreement may be
                 -----------------------------
terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the date on which the approval by the stockholders of the Company (the "Company Stockholders' Approval") has been obtained, by the
                     ------------------------------
mutual consent of SmarTalk and the Company.

          10.2.  Termination by Either SmarTalk or the Company.  This Agreement
                 ---------------------------------------------
may be terminated and the Merger may be abandoned by action of the Board of Directors of either SmarTalk or the Company if (a) the Merger shall not have been consummated by January 31, 1998, or (b) the Company Stockholders' Meeting (as hereinafter defined) shall not have been convened prior to November, 30, 1997 or the Company Stockholders' Approval shall not have been obtained at a meeting (the "Company Stockholders' Meeting") duly convened therefor or at any
              -----------------------------
adjournment thereof, (c) a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement or (d) SmarTalk shall have failed to obtain prior to November 30, 1997 either (i) a waiver from the Nasdaq Stock Market's National Market of the required shareholder approval or (ii) approval of SmarTalk's shareholders; provided, that the party seeking to terminate this
                            --------
Agreement pursuant to clause (c) above shall have used all reasonable efforts to remove such injunction, order or decree; and provided, in the case of a
                                             --------
termination pursuant to clause (a) above, that the terminating party shall not have breached in any material respect its obligations under this Agreement in any manner that shall have approximately contributed to the failure to consummate the Merger by January 31, 1998.

          10.3.  Termination by the Company.  This Agreement may be terminated
                 --------------------------
and the Merger may be abandoned at any time prior to the Effective Time, before the date on which the Company Stockholders' Approval is obtained, by action of the Board of Directors of Company, if (a) in the exercise of its good faith judgment as to fiduciary duties to its stockholders imposed by law, as advised by outside counsel to the Company, the Board of Directors of the Company determines that such termination is appropriate by reason of an Alternative Proposal being made; provided, however, that the Company shall (i) have promptly
                     --------  -------
notified SmarTalk in accordance with Section 6.4 hereof and shall (ii) notify SmarTalk promptly of its intention to recommend such Alternative Proposal to the Company's stockholders, but in no event shall the notice referred to in clause
(ii) be given less than five (5) business days prior to the earlier of the public announcement of such recommendation or the Company's termination of this Agreement, or (b) there has been a breach by SmarTalk or Acquiror of any representation or warranty contained in this Agreement which would have a Material Adverse Effect on SmarTalk, or (c) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of SmarTalk, which breach is not curable or, if curable, is not cured within thirty
(30) days after written notice of such breach is given by the Company to SmarTalk, or (d) an event or change has occurred which makes the condition set forth in Section 8.7 incapable of being satisfied or (e) SmarTalk shall not have filed the Registration Statement with respect to the transactions contemplated hereby on or before October 15, 1997, or if such Registration Statement is not declared effective by the Commission by November 30, 1997.

          10.4.  Termination by SmarTalk.  This Agreement may be terminated and
                 -----------------------
the Merger may be abandoned at any time prior to the Effective Time by action of the Board of Directors of SmarTalk, if (a) the Board of Directors of the Company shall have withdrawn or modified in a manner materially adverse to SmarTalk its approval or recommendation of this Agreement or the Merger or shall have recommended an Alternative Proposal to the Company stockholders, or (b) there has been a breach by the Company of any representation or warranty contained in this Agreement which could have a Material Adverse Effect on the Company, or (c) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the Company, which breach is not curable or, if curable, is not cured within thirty (30) days after written notice of such breach is given by SmarTalk to the Company.

          10.5.  Effect of Termination and Abandonment.  (a)  In the event that
                 -------------------------------------
(i) an Alternative Proposal is made after the date hereof, (ii) this Agreement is terminated by either party pursuant to Section 10.2(b) or by the Company pursuant to Section 10.3(a) or by SmarTalk pursuant to Section 10.4, and (iii) a definitive agreement with respect to an Alternative Proposal is executed within one year after such termination, then the Company shall promptly give SmarTalk written notice thereof and pay SmarTalk a fee of $3,400,000, such fee to be paid as promptly as practicable but not later than two business days after execution of such agreement and, in any such case, shall be payable by wire transfer of immediately available funds.

          (b)  The Company acknowledges that the agreements contained in this
Section 10.5 are an integral part of the transactions contemplated in this Agreement, and that, without these agreements, SmarTalk would not enter into this Agreement; accordingly, if the Company fails to promptly pay any amount due pursuant to this Section 10.5 and, in order to obtain such payment, SmarTalk commences a suit or other legal action taken to collect payment of such fee, then the Company shall pay to SmarTalk its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the amount of the fee at the rate of 8% from the date such fee was required to be paid.

          (c) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article 10, all obligations of the parties hereto shall terminate, except the obligations of the parties pursuant to this Section
10.5 and Sections 6.1(b) and 6.1(c). Nothing herein shall prejudice the ability of the non-breaching party from seeking damages from any other party for any breach of this Agreement, including without limitation, attorneys' fees and the right to pursue any remedy at law or in equity.

          10.6.  Extension, Waiver.  At any time prior to the Effective Time,
                 -----------------
any party hereto, by action taken by its Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE 11

                                 MISCELLANEOUS

          11.1.  Expenses.  All expenses of the preparation of this Agreement
                 --------
and the Registration Statement and of the purchase of the Company Shares set forth herein, including, without limitation, counsel fees and expenses, accounting fees and expenses, investment advisor's fees and disbursements, shall be borne by the respective parties incurring such expense, whether or not such transactions are consummated. If the Merger is consummated, then SmarTalk shall succeed to the obligation to pay all such reasonable fees and expenses.

          11.2.  Schedules.  All Schedules, Exhibits and documents referred to
                 ----------
in or attached to this Agreement are integral parts of this Agreement as if fully set forth herein and all statements appearing therein shall be deemed to be representations. All items disclosed hereunder shall be deemed disclosed only in connection with the specific representation to which they are explicitly referenced.

          11.3.  Headings.  The descriptive headings of the several Articles,
                 --------
Sections and Schedules of this Agreement and the Table of Contents are inserted for convenience only and do not constitute a part of this Agreement.

          11.4.  Notices.  Any notices or other communications required or
                 -------
permitted hereunder shall be given in writing and shall be delivered or sent by hand or by certified or registered mail, postage prepaid, addressed as follows:

                                 If to SmarTalk, to:

                                 SmarTalk TeleServices, Inc.
                                 1640 South Sepulveda, Suite 500
                                 Los Angeles, California  90025
                                 Attention: David A. Hamburger
                                 Facsimile: (310) 479-3297

                                 Copy to:

                                 Dewey Ballantine
                                 333 South Hope Street, Suite 3000
                                 Los Angeles, California  90071
                                 Attention: Robert M. Smith
                                 Facsimile: (213) 625-0562


                                 If to the Company, to:

                                 ConQuest Telecommunication Services Corp.
                                 550 Frantz Road, Suite 125
                                 Dublin, Ohio  43017
                                 Attention: James Sobwick
                                 Facsimile: (614) 791-3435

                                 Copy to:

                                 Kirkland & Ellis
                                 200 East Randolph Drive
                                 Chicago, Illinois  60601
                                 Attention: William S. Kirsch, P.C.
                                 Facsimile: (312) 861-2200
or to such other address as shall be furnished in writing by such party, and any such notice or communication shall be effective and be deemed to have been given as of the date on which so hand-delivered or on the third business day following the date on which so mailed; provided that any notice or communications changing any of the addresses set forth above shall be effective and deemed given only upon its receipt.

          11.5.  Assignment.  This Agreement and all of the provisions hereof
                 ----------
shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except that SmarTalk may assign any or all of its rights, interests and obligations hereunder to a direct wholly-owned subsidiary of SmarTalk, provided
                                                                       --------
that any such subsidiary agrees in writing to be bound by all of the terms, conditions and provisions contained herein.

          11.6.  Complete Agreement.  This Agreement, including, without
                 ------------------
limitation, the Schedules, the Exhibits and the Confidentiality Agreement, contains the entire understanding of the parties with respect to the transactions contemplated hereby and supersedes all prior arrangements or understandings with respect thereto. There are no restrictions, agreements, promises, warranties, covenants or undertakings other than those set forth in the Confidentiality Agreement and those expressly set forth herein.

          11.7.  Modifications, Amendments and Waivers.  At any time prior to
                 -------------------------------------
the Closing, to the extent permitted by law, (i) the parties hereto may, by written agreement, modify, amend or supplement any term or provision of this Agreement and (ii) any term or provision of this Agreement may be waived by the party which is entitled to the benefits thereof.

          11.8.  Counterparts.  This Agreement may be executed in two or more
                 ------------
counterparts all of which shall be considered one and the same agreement and each of which shall be deemed an original.

          11.9.  Governing Law.  This Agreement shall be governed by the
                 -------------
substantive laws of the State of Delaware (without regard to such state's principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect and performance.

          11.10. Press Releases.  SmarTalk and the Company shall consult with
                 --------------
each other in releasing information concerning this Agreement and the transactions contemplated hereby. Each of the parties to this Agreement shall furnish to others drafts of all releases prior to publication. Nothing contained in this Agreement shall prevent any party to this Agreement at any time from furnishing any information to any governmental body or agency.

          11.11. Time of Essence.  Time is of the essence in the performance
                 ---------------
of this Agreement.

          11.12. Invalidity of Any Provisions.  It is the intention of the
                 ----------------------------
parties hereto that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies of each State and jurisdiction in which such enforcement is sought, and that the unenforceability (or the modification to conform with such laws or public policies) of any provision hereof shall not render unenforceable or impair the remainder of this Agreement. Accordingly, if any provision of this Agreement shall be deemed invalid or unenforceable in whole or in part, this Agreement shall be deemed amended to delete or modify, in whole or in part as necessary, the invalid or unenforceable provisions or portions thereof and to alter the remainder of this Agreement in order to render the same valid and enforceable; provided, however,
                                                             --------  -------
that if any provision of this Agreement is deemed or held to be illegal, invalid or unenforceable, there shall be added hereto automatically a provision as similar as possible to such illegal, invalid or unenforceable provision and be legal, valid and enforceable. Further, should any provision contained in this Agreement ever be reformed or rewritten by any judicial body of competent jurisdiction, such provision as so reformed or rewritten shall be binding upon all parties hereto.

          11.13. Third Parties.  Except as expressly provided in Section 6.14(a)
                 -------------
of this Agreement, nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any person other than the parties hereto any legal or equitable rights or remedies under or by reason of this Agreement or any provision contained herein.

          11.14. Interpretation.  As used in this Agreement, (i) the term
                 --------------
"person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof; (ii) the term "subsidiary" of any specified corporation shall mean any corporation of which the outstanding securities having ordinary voting power to elect a majority of the board of directors are directly or indirectly owned by such specified corporation and (iii) the term "affiliate" shall mean, with reference to any person, the spouse, or any other member of the immediate family, of such person, any director or executive officer of such person, and any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such person.

          11.15. Gender, etc.  Whenever used herein, the singular number shall
                 ------------
include the plural, the plural the singular, and the use of any gender shall be applicable to all genders.

          11.16. Survival; Limitations.  Only those agreements and covenants of
                 ---------------------
the parties which are expressly made applicable in whole or in part after the Effective Time shall survive the Effective Time. All other representations, warranties, agreements and covenants shall be deemed to be conditions of this Agreement and shall not survive the Effective Time. Notwithstanding any other provision of this Agreement to the contrary, in the event that any payment shall become due and payable by the Company to SmarTalk by the terms of
Section 10.5 hereof, the Company shall have no other liability to SmarTalk under this Agreement other than the obligation to make such payment, and, under such circumstances, SmarTalk's sole and exclusive remedy in respect of any breach of this Agreement by the Company shall be the right to receive such payment.

                                   *   *   *

     IN WITNESS WHEREOF, SmarTalk, Acquiror and the Company have caused this Agreement to be executed by their duly authorized officers, respectively, as of the day and year first above written.

                                 SMARTALK TELESERVICES, INC.


                              By:  /s/ Erich L. Spangenberg
                                   -------------------------------------
                              Name:     Erich L. Spangenberg
                              Title:    President



                              SMTK ACQUISITION CORP. II


                              By:  /s/ Erich L. Spangenberg
                                   ---------------------------------------
                              Name:     Erich L. Spangenberg
                              Title:    President



                              CONQUEST TELECOMMUNICATION
                              SERVICES CORP.


                              By:  /s/ James Sobwick
                                   ---------------------------------------
                              Name:     James Sobwick
                              Title:    President and Chief
                                        Executive Officer